The information in this preliminary prospectus supplement is not complete and may be changed. An effective registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No.: 333-288343

SUBJECT TO COMPLETION, DATED JANUARY 22, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

To the Prospectus dated June 26, 2025

$

BAIN CAPITAL SPECIALTY FINANCE, INC.

 % Notes due

We are offering for sale $    in aggregate principal amount of  % Notes due    , which we refer to as the Notes. The Notes will mature on    ,    . We will pay interest on the Notes semi-annually in arrears on    and    of each year, beginning on    , 2026. We may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price discussed under the caption “Specific Terms of the Notes and the Offering—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. None of our current indebtedness is subordinated to the Notes and we do not presently expect to issue any such subordinated debt.

We are an externally managed specialty finance company focused on lending to middle market companies that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). Our primary focus is capitalizing on opportunities within Bain Capital Credit’s Senior Direct Lending Strategy, as defined herein, which seeks to provide risk-adjusted returns and current income to investors by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt) and (ii) mezzanine debt and other junior securities with a focus on downside protection. We may also invest in mezzanine debt and other junior securities, including common and preferred equity, and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We are managed by our investment adviser, BCSF Advisors, LP, a subsidiary of Bain Capital Credit, LP (the “Advisor”).

Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade. These securities, which may be referred to as “junk bonds,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any shares of our securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 24 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain important information about us that a prospective investor should know before investing in our securities. Please read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”), which we incorporate by reference herein. See “Incorporation by Reference.” This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617) 516-2350. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be a part of supplement or the accompanying prospectus. The SEC also maintains a website at http://www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions (sales load)		%	$
Proceeds to us before expenses(2)		%	$

(1)	Plus accrued interest, if any, from , 2026 if settlement occurs after that date.
(2)	Before deducting estimated offering expenses of $ payable by us in connection with this offering. See “Underwriting” in this prospectus supplement.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form through The Depository Trust Company, or DTC, will be made on or about    , 2026.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Natixis	SMBC Nikko

The date of this prospectus supplement is    , 2026.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information which we have referred you when considering whether to purchase any securities offered by this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses is complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus carefully, together with any applicable prospectus supplements or free writing prospectuses, especially the information set forth under “Risk Factors” below, “Item 1A. Risk Factors” in our most recent annual report on Form 10-K, “Part II — Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, our current reports on Form 8-K, as well as in any amendments to the foregoing reflected in subsequent SEC filings.

Except as otherwise indicated or where the context suggests otherwise, the terms:

•	“we,” “us,” “our” and the “Company” refer to Bain Capital Specialty Finance, Inc., a Delaware corporation, and its consolidated subsidiaries;

•	“BCSF,” “BCSF Advisors” or “our Advisor” refers to BCSF Advisors, LP, a Delaware limited partnership, our investment adviser and a subsidiary of Bain Capital Credit;

•	“Administrator” or “BCSF Advisors” refers to our Advisor in its capacity as our administrator under an administration agreement between us and our Advisor;

•	“Bain Capital Credit” refers, collectively, to Bain Capital Credit, LP and its affiliated advisers, including our Advisor;

•

“Bain Capital” refers, collectively, to Bain Capital, LP, a Delaware limited partnership, its associated investment funds and their respective affiliates; Bain Capital is a diversified private investment firm of which Bain Capital Credit is a subsidiary;

•	“Affiliate Advisors” refers to Bain Capital and its affiliated advisors, including Bain Capital Credit and our Advisor;

•	“Bain Capital Credit Funds” or “Bain Capital Credit Clients” refers to the funds and accounts managed by Bain Capital Credit; and

•	“Related Funds” refers to the funds and accounts managed by the Affiliate Advisors (including our Advisor’s funds).

Bain Capital Specialty Finance

We are an externally managed specialty finance company focused on lending to middle market companies. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). We are managed by our Advisor, a subsidiary of Bain Capital Credit. We seek to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last-out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds.

Corporate Information

Our principal executive offices are located at 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, and our telephone number is (617) 516-2000.

We maintain a website at http://www.baincapitalbdc.com and intend to make all of our periodic and current reports, proxy statements and certain other information available, free of charge, on or through our website. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the description of the Notes in this prospectus supplement under the heading “Description of the Notes” and the more general description of the Company’s debt securities in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes.

Issuer	Bain Capital Specialty Finance, Inc.

Title of the securities	% Notes due

Initial aggregate principal amount being offered	$

Initial public offering price	% of the aggregate principal amount of the Notes.

Interest rate	% per year

Yield to Maturity	%

Trade Date	, 2026

Maturity Date

Interest payment dates	Each and , commencing , 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Ranking of Notes	The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of September 30, 2025, our total consolidated indebtedness was approximately $1.5 billion, approximately $0.5 billion of which was secured indebtedness, approximately $0.1 billion of which was indebtedness of our consolidated subsidiaries and approximately $0.9 billion was our direct unsecured indebtedness.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	Prior to , ( month(s) prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes. Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event occurs prior to maturity, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association

Events of Default	If an event of default (as described in this prospectus supplement under the caption “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	The following covenants shall apply to the Notes:

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable.

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any such market making at any time without notice.

Accordingly, we cannot assure you that an active and liquid market for the Notes will develop or be maintained.

Use of Proceeds	We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to repay outstanding secured indebtedness under our financing arrangements and for general corporate purposes.

See “Use of Proceeds” in this prospectus supplement for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein, (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Company, BCSF Advisors, LP (the “Advisor”) and/or Bain Capital Credit, LP and its affiliated advisers (collectively, “Bain Capital Credit”). Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this Annual Report constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions may be based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein. Investors should not place undue reliance on these forward-looking statements, which apply only as of the respective filing dates of this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this prospectus supplement because we are an investment company.

RISK FACTORS

You should carefully consider the risk factors described below, and in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risks discussed in the section titled “Item 1A. Risk Factors” in our Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors,” which are incorporated by reference herein, in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with all of the other information included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below and described in such documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the value of our debt securities may decline, and investors may lose all or part of their investment.

Risks Related to the Notes

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement or that our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of September 30, 2025, our total consolidated indebtedness was approximately $1.5 billion, approximately $0.5 billion of which was secured indebtedness, approximately $0.1 billion of which was indebtedness of our consolidated subsidiaries and approximately $0.9 billion was our direct unsecured indebtedness.

The Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of the Company, and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of September 30, 2025, approximately $0.1 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.

A downgrade, suspension or withdrawal of a credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of the Notes of any changes in our credit ratings.

The Notes are rated by Moody’s and Fitch. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by either Moody’s or Fitch if in their respective judgments future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Notes — Events of Default” in this prospectus supplement.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Notes and may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. See “Risk Factors — Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. The risks of investment in a highly leverage fund include volatility and possible distribution restrictions.” in our most recent Annual Report on Form 10-K. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

There is currently no public market for the Notes. If an active trading market for the Notes does not develop or is not maintained, you may not be able to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. Our and our subsidiaries’ current and future financing facilities may contain similar restrictions and provisions. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for additional information.

USE OF PROCEEDS

We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $    , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to repay outstanding secured indebtedness under our financing arrangements and for general corporate purposes. We also may make investments in existing and new portfolio companies in accordance with our investment objectives with proceeds of subsequent borrowings under our existing financing arrangements and also may use the proceeds from any such subsequent borrowings for general corporate purposes.

As of September 30, 2025, the aggregate principal balance of our notes issued in connection with our refinanced term debt securitization (the “2019-1 Debt”) was approximately $150.6 million, which notes bear interest at 1.45% + 3-month SOFR or 5.72% as of September 30, 2025.

As of September 30, 2025, the aggregate principal borrowings outstanding under the senior secured revolving credit agreement with Sumitomo Mitsui Banking Corporation, as Administrative Agent and Sole Book Runner, and with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A., as Joint Lead Arrangers (as amended, the “Sumitomo Credit Facility”) was approximately $398 million.

Interest under the Sumitomo Credit Facility for (i) loans for which we elect the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at an “alternate base rate” (which is the greater of zero and the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month Eurocurrency rate plus 1% per annum) plus 0.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, the alternate base rate plus 0.875% per annum; (ii) loans for which we elect the Eurocurrency option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.875% per annum; and (iii) loans for which we elect the risk-free-rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.8693% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.9943% per annum. We pay a used commitment fee of 37.5 basis points (0.375%) on the average daily unused amount of the dollar commitment.

Affiliates of certain underwriters are lenders under our financing arrangements. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under our financing arrangements. See “Underwriting — Other Relationships” in this prospectus supplement for additional information regarding potential payments to the underwriters or their affiliates.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2025:

(1)	on an actual basis; and

(2)

on an as adjusted basis giving effect to the offering of the Notes and the application of net proceeds from this offering as described in this prospectus supplement under the caption “Use of Proceeds.”

You should read this table together with “Use of Proceeds” set forth in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Dollar amounts are presented in thousands, except share data.

	As of September 30, 2025
	Actual	As Adjusted for this Offering
Assets
Investments, at fair value
Non-controlled/non-affiliate investments (amortized cost of $1,913,737)	$1,934,475	$
Non-controlled/affiliate investment (amortized cost of $7,480)	15,158
Controlled affiliate investment (amortized cost of $603,520)	584,465
Cash and cash equivalents	40,874
Foreign cash (cost of $18,858)	19,730
Restricted cash and cash equivalents	26,168
Collateral on forward currency exchange contracts	11,110
Deferred financing costs	3,807
Interest receivable on investments	37,241
Interest rate swap	9,062
Receivable for sales and paydowns of investments	29,162
Prepaid Insurance	727
Dividend receivable	4,057

Total Assets	$2,716,036	$

Liabilities
Debt (net of unamortized debt issuance costs of $11,205)(1)	$1,496,360
Interest payable	12,945
Payable for investments purchased	2,682
Collateral payable on derivatives	8,310
Unrealized depreciation on forward currency exchange contracts	10,619
Base management fee payable	9,430
Incentive fee payable	4,599
Accounts payable and accrued expenses	42,544
Distributions payable	—
Notes offered hereby	—
Offered issuance costs — Notes offered hereby	—

Total Liabilities	$1,587,489	$

	As of September 30, 2025
	Actual	As Adjusted for this Offering
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 shares authorized, 64,868,507 shares issued and outstanding	$65	$
Paid in capital in excess of par value	1,164,045
Total distributable earnings (loss)	(35,563)

Total net assets	1,128,547

Liabilities and Total Net Assets	$2,716,036	$

(1)

The above table reflects the principal amount of indebtedness outstanding as of September 30, 2025. This table has not been adjusted to reflect the changes in our outstanding borrowings. The net proceeds from this offering are expected to be used to pay down outstanding secured indebtedness and for general corporate purposes. We may reborrow under our credit facility for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association, as trustee, dated as of March 10, 2021 as supplemented by a separate supplemental indenture between us and the trustee to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the indenture.

For purposes of this description, references to “we,” “our” and “us” refer only to the Company and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its subsidiaries.

General

The Notes:

•	will be our general unsecured, senior obligations;

•	will initially be issued in an aggregate principal amount of $ ;

•	will mature on , unless earlier redeemed or repurchased, as discussed below;

•	will bear cash interest from , 2026, at an annual rate of % payable semi-annually in arrears on and of each year, beginning on , 2026;

•	will be subject to redemption at our option as described in this prospectus supplement under the caption “— Optional Redemption;”

•

will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 thereof; and

•

will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit ratings as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not part of the same “issue” as the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of   % per year until maturity. Interest on the Notes will accrue from    , 2026. Interest will be payable semi-annually in arrears on    and    of each year, beginning on    , 2026.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on    or    , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law or executive order to close.

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The Notes will rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of September 30, 2025, our total consolidated indebtedness was approximately $1.5 billion, approximately $0.5 billion of which was secured indebtedness, approximately $0.1 billion of which was indebtedness of our consolidated subsidiaries and approximately $0.9 billion was our direct unsecured indebtedness.

Optional Redemption

Prior to    , 20     (     month(s) prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company measured by voting power rather than number of shares; or

(3)	the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch and Moody’s; and

(2)

if either Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or Moody’s, or both, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:

Merger, Consolidation or Sale of Assets

The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

•

we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)

default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach ad requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)

pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)

such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60- day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), the material U.S. federal estate tax considerations) applicable to purchasing, owning, and disposing of the Notes. This summary addresses only those holders who purchase Notes in this offering at the public offering price. Moreover, this summary does not purport to be a complete description of the income tax considerations applicable to such an investment and does not address any state, local or non-U.S. income or other tax considerations. The discussion is based upon the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury, or the Treasury Regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not cover possible income tax considerations to beneficial owners (referred to in this discussion as “holders”) with special circumstances, including the U.S. federal income tax consequences applicable to holders such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and stockholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” (as those terms are defined under the Code), entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and other entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. This discussion also does not deal with holders of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for a price equal to their original issue price (i.e., the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriter, placement agents or wholesalers). Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal, state and local tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any non-U.S. taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a holder of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons (as defined under the Code) and the primary supervision of a court in the United States, or (b) that has in force a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. holder” means a holder of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner, member or owner of such entity generally will depend upon the status of such partner, member or owner, the activities of such entity and certain determinations made at the partner, member or owner level. Such entities holding Notes, and persons holding interests in such entities, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of U.S. Holders

Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

If the issue price of a Note is less than its stated principal amount by more than, or an amount equal to, a specified de minimis amount, the Note will be considered as having been issued for U.S. federal income tax purposes with original issue discount (“OID”) in an amount equal to the difference between the issue price and the stated principal amount. If the Note is issued with OID, a U.S. holder generally will be required to include the OID in gross income as ordinary interest income as the OID accrues, in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting.

Such OID will be included in gross income for each day during each taxable year in which a Note is held by a U.S. holder using a constant yield to maturity method that reflects the compounding of interest. This means that a U.S. holder will be required to include increasingly greater amounts of OID over time.

If a U.S. holder purchases a Note in this offering at a price that exceeds the stated principal amount of the Note, such holder will be considered to have purchased the Note with amortizable bond premium equal to the amount of that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note as an offset to interest when included in income in accordance with such holder’s regular method of tax accounting. This election to amortize premium on a constant yield method will apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) held by such holder as of the beginning of, or acquired during or after, the first taxable year for which the election applies and may not be revoked without the consent of the Internal Revenue Service, or the IRS. If a U.S. holder makes the election to amortize bond premium with respect to a Note, such holder will be required to reduce its adjusted tax basis in such Note by the amount of the premium amortized. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on the sale, exchange, redemption, retirement or other taxable disposition of the Note. Prospective investors should consult their own tax advisors regarding this election.

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note, increased by any OID previously included in income by the U.S. holder with respect to the Note, and reduced by the amount of any bond premium previously amortized by the U.S. holder with respect to the Note as well as any cash payments on the Note other than qualified stated interest. Capital gain or loss generally will be long- term capital gain or loss if the U.S. holder’s holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. holders, and the deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note, provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, (ii) in the case of interest income, the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, does not own (actually or constructively) 10 percent or more of the total combined voting power of all classes of our stock and is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership and (iii) the non-U.S. holder provides a statement on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) signed under penalties of perjury that includes the

non-U.S. holder’s name and address and certifies that it is not a United States person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder. The amount of interest paid to a non-U.S. holder on the Notes will be reported to the non-U.S. holder and the IRS annually on IRS Form 1042-S even if the non-U.S. holder is exempt from the U.S. federal income or withholding taxes described above. Copies of the information returns reporting those payments and the amounts withheld also may be made available to the tax authorities in the country where the non-U.S. holder is resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30 percent unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to U.S. federal income tax on a net income basis in the same manner as U.S. holders generally, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, such withholding tax. To claim the benefit of an applicable income tax treaty, the non-U.S. holder must timely provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and, to claim exemption from withholding tax because the interest income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide a properly executed IRS Form W-8ECI (or other applicable form).

In the case of a non-U.S. holder that is a corporation and receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30 percent rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is eligible for benefits under an applicable income tax treaty.

Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless the gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-U.S. holder). However, if an individual non-U.S. holder is present in the United States for 183 or more days during the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition of a Note occurs, and certain other conditions exist, such U.S. holder will be subject to a flat 30 percent U.S. federal income tax on any resulting gain (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses. Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

A Note that is held by an individual who, at the time of such individual’s death, is not a citizen or resident of the United States, for U.S. federal estate tax purposes, generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual owns (actually or constructively) 10 percent or more of the total combined voting power of all classes of our stock or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.

Information Reporting and Backup Withholding

A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable statutory rate may apply. Non-U.S. holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally would be allowed as a refund or a credit against such holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Tax Shelter Reporting Regulations

Under applicable U.S. Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of securities issued by a RIC are not exempt from such reporting. Future guidance may extend the current exception from this reporting requirement to U.S. holders of securities issued by most or all RICs. The fact that a loss is reportable under these U.S. Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes should consult their own tax advisors to determine the applicability of these U.S. Treasury Regulations in light of their individual circumstances.

Medicare Tax on Net Investment Income

A 3.8 percent tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Code, or FATCA, the related Treasury Regulations and other IRS administrative guidance promulgated thereunder, when applicable, generally impose a U.S. federal withholding tax of 30 percent on interest on a debt obligation that produces U.S.- source interest that is paid to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules to them based on their particular circumstances.

THE PRECEDING DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL THE APPLICABLE TAX CONSEQUENCES TO A HOLDER OF PURCHASING, OWNING OR DISPOSING OF THE NOTES, NOR IS IT INTENDED TO CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES IN THEIR INDIVIDUAL CIRCUMSTANCES.

UNDERWRITING

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Natixis Securities Americas LLC, and SMBC Nikko Securities America, Inc. are acting as the underwriters. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the aggregate principal amount of Notes set forth below.

Underwriter	Principal Amount
Wells Fargo Securities, LLC	$
Natixis Securities Americas LLC	$
SMBC Nikko Securities America, Inc.	$
J.P. Morgan Securities LLC	$
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note		Total
Public offering price		%	$
Underwriting discount (sales load)		%	$
Proceeds, before expenses, to us		%	$

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority (FINRA) members at the public offering price less a concession not in excess of % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $   and are payable by us.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the consent of the underwriter, until the settlement date of this offering. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We have been advised by certain of the underwriters that certain of the underwriters presently intend to make a market in the Notes after completion of this offering as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of such underwriters without any notice. Accordingly, no assurance can be given that an active and liquid public trading market for the Notes will develop or be maintained. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Alternative Settlement Cycle

We expect that delivery of the Notes offered hereby will be made against payment therefor on or about    , 2026, which will be the business day following the date of the pricing of the Notes offered hereby (such settlement being herein referred to as “T+ ”). Under Rule 15c6-1 promulgated under the Exchange Act, in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on web sites maintained by the underwriters, and the underwriters may distribute such prospectuses electronically.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses, including acting as underwriter for our and our affiliates’ securities offerings.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours and our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and our affiliates. If underwriters and their affiliates have a lending relationship with us, the underwriters and their affiliates routinely hedge, or may hedge, its credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to affiliates of the underwriters as lenders under certain of our financing arrangements. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under our financing arrangements.

The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, North Carolina 28202. The principal business address of J.P. Morgan Securities LLC is 270 Park Avenue, New York, New York 10017. The principal business address of Natixis Securities Americas LLC is 1251 Avenue of the Americas, 5th Floor, New York, New York 10020. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, 5th Floor, New York, New York 10172.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This offering memorandum is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the U.K.’s Financial Conduct Authority (the “FCA Handbook”), rule 3.4.1; or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under POAT Regulations from the prohibition on public offers of relevant securities. This offering memorandum is not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the U.K.’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing).

This offering memorandum and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POAT Regulations) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or

(ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this offering memorandum or its contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons known as the Exempt Investors who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or any other associated documents nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Residents of the People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

This prospectus does not constitute a recommendation to acquire, an invitation to apply for or buy, or an offer to apply for or buy, a solicitation of interest in the application or purchase, of any securities, any interest in any securities investment fund or any other financial investment product, in the People’s Republic of China (for the purpose of this prospectus excluding Taiwan, Hong Kong and Macau) (“PRC”). This prospectus is solely for use by Qualified Domestic Institutional Investors and other qualified investors duly licensed in accordance with applicable laws of the PRC and must not be circulated or disseminated in the PRC for any other purpose. Any person or entity resident in the PRC must satisfy himself/itself that all applicable PRC laws and regulations have been complied with, and all necessary government approvals and licenses (including any investor qualification requirements) have been obtained, in connection with his/its investment outside of the PRC.

Notice to Prospective Investors in Hong Kong

Warning — The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made under the SFO, including the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong); or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Israel

No action has been, or will be, taken in Israel that would permit an offering of the Notes or a distribution of this prospectus supplement and the accompanying prospectus to the public in Israel. In particular, neither the prospectus supplement nor the accompanying prospectus has been reviewed or approved by the Israel Securities Authority. The Notes are being offered to a limited number of qualified investors listed on the first addendum of the Securities Law (a “Qualified Investor”), in all cases under the circumstances that will fall within the private placement exemption of the Israeli Securities Law of 1968 (“Securities Law”). This prospectus supplement and the accompanying prospectus may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been sent. Any investor in the Notes shall be required to declare in writing prior to such purchase that it qualifies as a Qualified Investor, agrees to be deemed a Qualified Investor, and is aware of the consequences of being classified as a Qualified Investor, that it will comply with the guidelines of the Israel Securities Authority with respect to the sale or offer of securities to Qualified Investors (including those published on September 21, 2014), and that it is purchasing the Notes for its own benefit and on its own account and not with the aim or intention of distributing or offering the Notes to other parties. Nothing in this prospectus supplement or the accompanying prospectus should be considered “investment advice,” or “investment marketing” as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law of 1995. Any investor who purchases the Notes shall be required to declare in writing that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Notes, without relying on any of the materials provided.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 9/4/1439H (corresponding to 27/12/2017G) as amended by resolution number 1-104-2019 dated 01/02/1441H (corresponding to 30/09/2019G), as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the Notes offered hereby should conduct their own due diligence on the accuracy of the information relating to the Notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Switzerland

The offer and the marketing of Notes of the Company in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and no representative or paying agent have been or will be appointed in Switzerland. This prospectus supplement and/or any other offering or marketing materials relating to the Notes of the Company may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors. The legal documents of the Company may be obtained free of charge from the Company by calling us at (617) 516-2350.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for us by Dechert LLP. Certain legal matters in connection with the offering have been passed upon for the underwriters by Ropes & Gray LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Bain Capital Specialty Finance, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.

We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed by us with the SEC:

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June  30, 2025 and September 30, 2025, filed with the SEC on May 2, 2025, August 5, 2025 and November 10, 2025, respectively; and

•	our current reports on Form 8-K, filed with the SEC on November 10, 2025 and December 22, 2025.

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617) 516-2350. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

We are an externally managed specialty finance company focused on lending to middle market companies that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). Our primary focus is capitalizing on opportunities within Bain Capital Credit, LP’s Senior Direct Lending strategy, which seeks to provide risk-adjusted returns and current income to our stockholders by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt) and (ii) mezzanine debt and other junior securities with a focus on downside protection. We may also invest in mezzanine debt and other junior securities, including common and preferred equity, and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy.

We are managed by our investment adviser, BCSF Advisors, LP (the “Advisor”), a subsidiary of Bain Capital Credit, LP.

We may offer, from time to time, in one or more offerings, together or separately, an indefinite amount of our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, debt securities, subscription rights representing rights to purchase shares of our common stock or units which we refer to, collectively, as the “securities.” The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “BCSF.” The last reported closing price for our common stock on June 3, 2025 was $15.62 per share. The net asset value (“NAV”) of our common stock as of March 31, 2025 (the last date prior to the date of this prospectus as of which we determined NAV) was $17.64 per share. This prospectus and any accompanying prospectus supplement contain important information you should know before investing in our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”), which we incorporate by reference herein. See “Incorporation by Reference.” This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617) 516-2350. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

Shares of closed-end investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in this offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade. These securities, which may be referred to as “junk bonds,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 24 of this prospectus.

The date of this prospectus is June 26, 2025.

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You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information or to make any representations not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume the information contained in this prospectus is accurate after the date on the front cover of this prospectus. Changes to the information contained in this prospectus may occur after that date and we undertake no obligation to update the information except as required by law.

The references in this prospectus to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), we may offer, from time to time, an indefinite amount of our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock, debt securities, subscription rights representing rights to purchase shares of our common stock or units on the terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Additional Information,” “Incorporation by Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Additional Information.”

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read the more detailed information contained in this prospectus carefully, together with any applicable prospectus supplements or free writing prospectuses, especially the information set forth under “Risk Factors” below, “Item 1A. Risk Factors” in our most recent annual report on Form 10-K, “Part II—Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, in our current reports on Form 8-K, as well as in any amendments to the foregoing reflected in subsequent SEC filings, and the information set forth under the caption “Additional Information” in this prospectus.

Except as otherwise indicated or where the context suggests otherwise, the terms:

•	“we,” “us,” “our” and the “Company” refer to Bain Capital Specialty Finance, Inc., a Delaware corporation, and its consolidated subsidiaries;

•	“BCSF,” “BCSF Advisors” or “our Advisor” refers to BCSF Advisors, LP, a Delaware limited partnership, our investment adviser and a subsidiary of Bain Capital Credit;

•	“Administrator” or “BCSF Advisors” refers to our Advisor in its capacity as our administrator under an administration agreement between us and our Advisor;

•	“Bain Capital Credit” refers, collectively, to Bain Capital Credit, LP and its affiliated advisers, including our Advisor;

•

“Bain Capital” refers, collectively, to Bain Capital, LP, a Delaware limited partnership, its associated investment funds and their respective affiliates; Bain Capital is a diversified private investment firm of which Bain Capital Credit is a subsidiary;

•	“Affiliate Advisors” refers to Bain Capital and its affiliated advisors, including Bain Capital Credit and our Advisor;

•	“Bain Capital Credit Funds” or “Bain Capital Credit Clients” refers to the funds and accounts managed by Bain Capital Credit; and

•	“Related Funds” refers to the funds and accounts managed by the Affiliate Advisors (including our Advisor’s funds).

Bain Capital Specialty Finance

We are an externally managed specialty finance company focused on lending to middle market companies. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). We are managed by our Advisor, a subsidiary of Bain Capital Credit. We seek to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last-out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds.

On October 6, 2016, we completed an initial closing of capital commitments (the “Initial Closing”) and subsequently commenced substantial investment operations. On November 19, 2018, the Company closed its initial public offering (the “IPO”) issuing 7,500,000 shares of its common stock at a public offering price of $20.25 per share. Shares of common stock of the Company began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018. Since we commenced operations on October 13, 2016 through March 31, 2025, we have invested approximately $9.06 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments.

Investment Strategy

Our primary focus is capitalizing on opportunities within Bain Capital Credit’s Senior Direct Lending Strategy, as defined below, which seeks to provide risk-adjusted returns and current income to investors by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual EBITDA. However, we may, from time to time, invest in larger or smaller companies. We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt) and (ii) mezzanine debt and other junior securities with a focus on downside protection. We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in mezzanine debt and other junior securities, including common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in distressed debt, debtor-in-possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon securities and defaulted securities. Our debt investments may be at fixed or floating interest rates, and our floating rate investments may utilize one or more reference rates, such as the Secured Overnight Financing Rate (“SOFR”). Our investments are subject to a number of risks. See “Risk Factors—Risks Relating to Our Investments” from our most recent annual report filed on Form 10-K, Item 1A “Risk Factors” from our most recent quarterly report filed on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.

We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. The companies in which we invest use our capital for a variety of reasons, including to support organic growth, to fund changes of control, to fund acquisitions, to make capital investments and for refinancing and recapitalizations.

Leverage is utilized to help the Company meet its investment objective. Any such leverage, if incurred, is expected to increase the total capital available for investment by the Company. As a BDC, we may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

We may invest in debt securities which are either rated below investment grade or not rated by any rating agency but, if they were rated, would be rated below investment grade. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Investment Portfolio

As of March 31, 2025, our portfolio on a fair value basis was comprised of 65% secured debt investments (64.2% in first lien senior secured loans and 0.8% in second lien senior secured loans), 15.7% in investment vehicles, 3.4% in subordinated debt, 9.2% in equity interests and 6.7% in preferred equity.

As of March 31, 2025, our portfolio was diversified across 29 different industries. The largest industries in our portfolio, based on fair value as of March 31, 2025, were investment vehicles, aerospace & defense, and business services, which represented 15.8%, 10.8%, and 10.3%, respectively, as a percentage of our portfolio at fair value. As of March 31, 2025, the weighted average yield of our total portfolio at amortized cost was 11.5%. As of March 31, 2025, there were twelve loans from four issuers in our portfolio on non-accrual status.

Competitive Strengths

Dedicated Global Private Credit Group. The Private Credit Group (“PCG” or the “Private Credit Group”) has 40+ dedicated professionals in Boston, Chicago, New York, London, Dublin, Hong Kong, and Sydney who exclusively focus on middle market investments across the entire capital structure, which is important in the assessment of relative value and the pricing and structuring of risk. Importantly, all members of the Private Credit Group evaluate both senior and junior opportunities. PCG’s global scale enables the team to remain continuously and exclusively focused on sourcing, underwriting, structuring, monitoring, and managing each of its current and prospective portfolio company investments, and there is no separation between any of these functions. The PCG deal teams are responsible for investments from start to finish and may leverage the broader Bain Capital Credit teams as needed. As a result, PCG believes its dedicated team comprises highly capable middle market specialists within the North American, European, and Australian regions.

Global Scale and Experience of Bain Capital Credit. The Company will draw upon Bain Capital Credit’s extensive investing experience in both the public and private markets. In addition to its long-standing presence in North America, Bain Capital Credit has invested in Europe since its inception in 1998 and opened its London office in 2005; similarly, after having invested in Australia and Hong Kong for a number of years, Bain Capital Credit opened its first Australian office in 2013 and opened its Hong Kong office in 2014. Bain Capital Credit’s business encompasses global markets and spans various credit asset types, and the total investment team includes 100+ professionals who bring extensive experience and expertise in areas including industry research, structuring/restructuring, and company operations. Coupled with the global footprint of Bain Capital Credit’s parent company, Bain Capital, the diverse internal network of experienced investment professionals offers the Company several important resources and perspectives as well as various external contacts and references when necessary.

Differentiated Sourcing Capabilities. Over two decades of focused effort, Bain Capital Credit has built a robust and differentiated sourcing capability in the middle market. Each senior member of the Private Credit Group is deliberately tasked with both sourcing and underwriting responsibilities as Bain Capital Credit posits that these functions are inseparable. Bain Capital Credit believes originators should have a keen sense for what deals and structures can be underwritten, and underwriters should be able to access private equity sponsor owners and management teams in the field in order to inform their research. In addition, Bain Capital Credit has dedicated private capital markets coverage to interact with advisors, bankers, and other lenders in the sector with the expectation that we see investment opportunities from the widest possible set of middle market players.

Bain Capital Credit believes its long-standing presence provides it with a unique set of incumbent lender and company relationships that serve as sources of new investment opportunities. Bain Capital Credit believes the breadth of companies that it currently lends to provide for an attractive opportunity set given its deep understanding of the business and industry, access to historical financial performance, and relationships with company management.

Further enhancing this core Private Credit Group effort are Bain Capital Credit’s industry teams and Bain Capital Special Situations. Each of these internal resources serves as an additional sourcing channel as a result of industry contacts, industry-specific conference attendance, and relationships with a cross-section of investment bankers, attorneys, consultants, and other advisors. From Bain Capital Credit’s experience, traditional direct lending funds do not typically have these types of relationships. In addition, Bain Capital Credit maintains an active Trading Desk, which has constant dialogue with various players on the sell side, further enhancing the ability of the Private Credit Group to source deals beyond the typical middle market ecosystem.

Industry Expertise. Bain Capital Credit’s Industry Research Team includes 40+ investment professionals organized across various industries, effectively covering the public and private investment universe. We believe this organizational structure is a key advantage in performing due diligence on direct lending opportunities in that Bain Capital Credit typically has resident knowledge of an industry niche, a competitor, customer, or supplier relating to the potential portfolio company. We believe this insight positions the Private Credit Group to evaluate risks effectively and efficiently across a fundamentally broader set of opportunities than a traditional private credit fund. In some instances, industry teams may quickly advise against pursuing a deal, for which they hold a negative view, and in other instances, they may have relevant industry analysis readily available to provide a more holistic assessment. The teams’ support can help PCG bring certainty and timeliness to the transaction process – a critical attribute, which we believe makes us an attractive partner to sponsors, management teams, advisors, and other lenders.

Disciplined Investment Philosophy. Bain Capital Credit has assembled a diverse team of investment professionals across its platform. Bain Capital Credit capitalizes on the significant experience and expertise of its dedicated 40+ person global Private Credit Group and 100+ person total investment team, including dedicated industry research teams, to source, underwrite, and monitor middle market investments. Team members have a variety of cultural, professional, and educational backgrounds, which we believe provide a diversity of viewpoints, industry contacts, and investment insights.

PCG uses detailed business, industry, and competitive analyses to make investments. In evaluating potential investments, investment professionals typically complete market analyses to assess the attractiveness of a given industry and a specific investment and to monitor, on an ongoing basis, financial performance, and market developments. Bain Capital Credit’s approach to making investments generally involves evaluating the following investment characteristics: market definition, market size and growth prospects, competitive analysis, historical financial performance, margin analysis and cost structure, quality of earnings, capital structure, access to capital markets, risk analysis, and regulatory, tax and legal matters. Additionally, the Private Credit Group places significant emphasis on the quality and track record of the controlling shareholders and management team as well as careful consideration of the underlying deal structure and documentation.

Rigorous analysis of earnings is critical in the Advisor’s assessment of the actual leverage through a loan tranche, as borrowers may market their leverage based on EBITDA with several pro-forma adjustments that boost the denominator in the leverage calculation. For some deals, the Advisor may accept certain EBITDA adjustments that we deem fair from a lender’s perspective. In other instances, adjustments are more egregious, in which case the Advisor would adjust to arrive at a more accurate and conservative earnings figure.

The Private Credit Group is also tasked with continuously monitoring portfolio investments. As part of this, the team will prepare quarterly flash reports, which include updates on portfolio companies’ financial and operational performance as well as a business outlook. The goal of the monitoring process is to help the team identify issues early on and allow the team to take action where necessary. In addition, the team reviews each investment in a quarterly team-wide meeting and periodically in a formal Credit Committee setting.

Restructuring Expertise. Bain Capital Special Situations is a large investor in stressed and distressed corporate investments across the globe. This team possesses operational expertise as well as significant experience in bankruptcy and restructurings. Though Bain Capital Special Situations does not expect many defaults within the global direct lending strategy, the Private Credit Group can leverage the in-house expertise of the Special Situations Group to work through a restructuring, if necessary.

Alignment of Interest. Bain Capital is an employee-owned partnership and principal investor with significant employee co-investment across all credit strategies. Bain Capital approaches its business first and foremost as a principal investor driving attractive returns which results in strong alignment with the limited partners of its funds. This alignment of interests has been at the core of Bain Capital’s strategy since its founding in 1984 and remains at the core of its business model to this day.

Our Advisor and the Administrator

Our Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the supervision of our board of directors (our “Board”), a majority of which is comprised of directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (each such director, an “Independent Director”), BCSF manages our day-to-day operations and provides us with investment advisory and management services, pursuant to the second amended and restated investment advisory agreement (the “Amended Investment Advisory Agreement”) between us and our Advisor, and certain administrative services, pursuant to an administrative services agreement (the “Administration Agreement”) between us and our Advisor. Our Advisor is a subsidiary of Bain Capital Credit, a multi-asset alternative investment firm which, together with its subsidiaries, had approximately $51.0 billion in AUM as of December 31, 2024.

Under a resource sharing agreement (the “Resource Sharing Agreement”) between our Advisor and Bain Capital Credit, Bain Capital Credit provides our Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit. These resources and personnel enable our Advisor to fulfill its obligations under the Amended Investment Advisory Agreement. Through the Resource Sharing Agreement, our Advisor benefits from the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. See “Management Agreements” below, “Risk Factors—Risks Relating to Our Business and Structure—We are dependent upon key personnel of Bain Capital Credit and our Advisor” from our most recent annual report filed on Form 10-K, Item 1A “Risk Factors” from our most recent quarterly report filed on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.

Bain Capital Credit has an extensive track record as a lender in the middle market and since being formed over 25 years ago has invested across credit products and the fixed income universe, including performing and distressed bank loans, high yield bonds, debtor-in-possession loans, senior direct lending, mezzanine debt and other junior securities, structured products, credit-based equities and other investments. Bain Capital Credit is a subsidiary of Bain Capital, a diversified private investment firm. As of December 31, 2024, Bain Capital Credit’s Private Credit Group has invested over $25.0 billion in the Senior Direct Lending Strategy since 1999 (of which approximately $4.1 billion has been invested within the 12-month period ended December 31, 2024). The Senior Direct Lending Strategy is defined as primarily consisting of investments in secured debt in companies with EBITDA of $10.0 million to $150.0 million. Bain Capital and its affiliates, including Bain Capital Credit and our Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies.

The Private Credit Group of Bain Capital Credit is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. Our management team consists of investment and administrative professionals from our Advisor. As of April 1, 2025, the Bain Capital Credit Private Credit Group was comprised of 40+ dedicated investment professionals, all of whom spend substantial time focused on us. These professionals are supported by an additional 180+ investment professionals in Bain Capital Credit’s Industry Research Teams, Trading Desk and Special Situations Group Team. Most of these individuals have additional responsibilities other than those relating to us, but generally allocate a portion of their time in support of our business and our investment objective and providing us access to deep experience across a range of industries that we believe is unique to us as a middle market credit investor. In addition, Bain Capital Credit believes that it has superior support personnel, including expert teams in risk management, legal, accounting, tax, information technology, business continuity and compliance, among others. We benefit from the support provided by these personnel to our operations.

Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle, and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Partners across other Bain Capital Credit disciplines. See “Management—Biographical Information” for a description of the experience of each member of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers of the Company. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. The extensive and varied experience of the investment professionals serving on Bain Capital Credit’s Credit Committee includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. This diverse skill set provides a broad range of applicable perspectives in the evaluation of each investment opportunity.

Corporate Structure

We were formed as an externally managed, closed-end, non-diversified management investment company on October 5, 2015 and commenced operations on October 13, 2016.

Operating and Regulatory Structure

We have elected to be regulated as a BDC under the 1940 Act. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act also requires that a majority of the directors on the Board be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless such change is approved by a majority of our outstanding voting securities.

As a BDC, we are generally prohibited from acquiring assets other than qualifying assets, unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market) or registered under the Exchange Act, and (3) public U.S. operating companies having a market capitalization of less than $250.0 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.

We also have elected to be treated, and intend to operate in a manner so as to continuously qualify, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing concurrently with our election to be treated as a BDC. A BDC that has elected to be a RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its stockholders on a timely basis. See “Material U.S. Federal Income Tax Considerations.”

Distributions

We intend to make quarterly distributions to our stockholders out of assets legally available for distribution. Our distributions, if any, will be determined by our Board. On May 5, 2025, we announced a dividend in an aggregate amount of $0.45 per share payable to stockholders of record as of June 16, 2025. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods.

We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to defer distribution of taxable income for distribution in the following year and pay any applicable U.S. federal excise tax. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. See “Distributions.”

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan (“DRIP”) for our stockholders, which is an “opt out” DRIP. Under this plan, if we declare a cash distribution, our stockholders who have not elected to “opt out” of our DRIP will have their cash distribution automatically reinvested (net of applicable withholding tax) in additional shares of our common stock, rather than receiving the cash distribution. If a stockholder elects to “opt out,” that stockholder will receive cash distributions. Stockholders who receive distributions in the form of shares of common stock generally are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash and, for this purpose, stockholders receiving distributions in the form of stock will generally be treated as receiving distributions equal to the fair market value of the stock received through the plan. However, since their cash distributions will be reinvested, those stockholders will not receive cash with which to pay any applicable taxes on reinvested distributions. See “Dividend Reinvestment Plan.”

Fees and Expenses

We pay our Advisor a fee for its services under the Amended Investment Advisory Agreement. The fee consists of two components: a base management fee and an incentive fee. Prior to February 1, 2019, the base management fee was payable quarterly in arrears and was calculated at an annual rate of 1.5% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. Effective February 1, 2019, the base management fee has been revised to a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%. The amount of gross assets will be based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee is comprised of the following two parts:

•

An incentive fee based on net investment income, which we refer to as the incentive fee on income. The incentive fee on income is calculated and payable quarterly in arrears based on the aggregate pre-incentive fee net investment income in respect of the current calendar quarter and the eleven preceding calendar quarters beginning with the calendar quarter that commenced on January 1, 2019 (or the appropriate portion thereof in the case of any of the Company’s first eleven calendar quarters that commence on or after January 1, 2019) (in either case, the “Trailing Twelve Quarters”). Pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters will be compared to a “Hurdle Amount” equal to the product of (i) the hurdle rate of 1.5% per quarter (6% annualized) and (ii) the sum of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The quarterly incentive fee based on income shall be calculated, subject to the Incentive Fee Cap (as defined below), based on the amount by which (A) aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the Hurdle Amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” The incentive fee based on income for each calendar quarter will be determined as follows:

•	No incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount;

•

100% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and

•	17.5% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-up Amount.

The Incentive Fee Cap in respect of any calendar quarter is an amount equal to 17.5% of the Cumulative Net Return (as defined herein) during the relevant Trailing Twelve Quarters less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. In the event the Incentive Fee Cap is less than the amount of incentive fee based on income that would otherwise be payable, the amount of incentive fee based on income shall be reduced to an amount equal to the Incentive Fee Cap.

•

An incentive fee on capital gains is calculated and payable in arrears as of the end of each fiscal year equal to 17.5% of our realized capital gains as of the end of the fiscal year if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

See “Fees and Expenses” and “Management Agreements.”

Use of Leverage

From time to time, we may borrow funds, including under our credit facilities, or issue debt securities or preferred securities to make additional investments or for other purposes. This is known as “leverage” and could increase or decrease returns to our stockholders. The use of borrowed funds or the proceeds of preferred stock offerings to make investments has specific benefits and risks, and all of the costs of borrowing funds or issuing preferred stock are borne by our stockholders. As a BDC, with certain limited exceptions, we may only borrow amounts such that our asset coverage ratio, as defined in the 1940 Act, is in compliance with the ratio for BDCs set forth in the 1940 Act. On November 28, 2018, the Board approved the reduction of the Company’s asset coverage requirements in Section 61(a)(2) of the 1940 Act to 150% and recommended the stockholders to vote in favor of the proposal at the special stockholder meeting on February 1, 2019. On February 1, 2019, the Company’s stockholders approved the application of the reduced asset coverage. Effective February 2, 2019, the Company is permitted to borrow amounts such that its asset coverage ratio, as defined in the 1940 Act, is at least 150% after such borrowing (if certain requirements are met), rather than 200%, as previously required.

Concurrent with this change, effective February 1, 2019, the base management fee was revised to have a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%.

The amount of leverage that we employ will depend on the assessment of our Advisor regarding market conditions and other factors at the time of any proposed borrowing or issuance. See “Senior Securities.”

2018-1 Notes

On September 28, 2018, (the “2018-1 Closing Date”), the Company, through BCC Middle Market CLO 2018-1 LLC (the “2018-1 Issuer”), a Delaware limited liability company and a subsidiary of the Company, completed its $451.2 million term debt securitization (the “CLO Transaction”). The notes issued in connection with the CLO Transaction (the “2018-1 Notes”) are secured by a diversified portfolio of the 2018-1 Issuer consisting primarily of middle market loans, the majority of which are senior secured loans (the “2018-1 Portfolio”). At the 2018-1 Closing Date, the 2018-1 Portfolio was comprised of assets transferred from the Company and its consolidated subsidiaries. All transfers were eliminated in consolidation and there were no realized gains or losses recognized in the CLO Transaction.

The CLO Transaction was executed through a private placement of the following 2018-1 Notes. The Class A-1 A, A-1 B, A-2, B and C 2018-1 Notes were issued at par and are scheduled to mature on October 20, 2030. The Company received 100% of the membership interests (the “Membership Interests”) in the 2018-1 Issuer in exchange for its sale to the 2018-1 Issuer of the initial closing date loan portfolio. The Membership Interests do not bear interest. As of December 31, 2021, the Class A-1 A, A-1 B, A-2, B and C 2018-1 Notes were included in the consolidated financial statements. The Membership Interests were eliminated in consolidation. On March 7, 2022, the Company sold 70% of the membership equity interests of the Company’s 2018-1 Notes to SLP, which resulted in the deconsolidation of the 2018-1 Notes from the Company’s consolidated financial statements as further discussed in Note 3.

On June 15, 2023, the Company entered into a First Supplemental Indenture (“2018-1 Supplemental Indenture”), dated as of June 15, 2023, pursuant to Section 8.1(xxxi) of the Indenture (the “2018-1 Indenture”), dated as of September 28, 2018, between the 2018-1 Issuer, as issuer, and Wells Fargo Bank, National Association, as trustee. The 2018-1 Supplemental Indenture provides for, among other things, an adoption of an alternate reference rate of Term SOFR plus 0.26%, effective July 1, 2023.

On March 13, 2024, SLP refinanced the 2018-1 Issuer through a private placement of $500 million of senior secured and senior deferrable notes consisting of (i) $290.0 million of Class A-1-R Senior Secured Floating Rate

Notes, which currently bear interest at the applicable reference rate plus 2.25% per annum; (ii) $20.0 million of Class A-J-R Senior Secured Floating Rate Notes, which bear interest at the applicable reference rate plus 2.70% per annum; (iii) $30.0 million of Class A-2-R Senior Secured Floating Rate Notes, which bear interest at the applicable reference rate plus 2.90% per annum; (iv) $40.0 million of Class B-R Mezzanine Secured Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 3.90% per annum; (v) $30.0 million of Class C-R Mezzanine Secured Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 5.90% per annum; and (vi) $30.0 million of Class D-R Junior Secured Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 8.32% per annum (collectively, the “2018-1 CLO Reset Notes”). The membership interests are eliminated in consolidation on SLP’s Consolidated Financial Statements. The 2018-1 CLO Reset Notes are scheduled to mature on April 20, 2036 and the reinvestment period ends April 20, 2028. The transaction resulted in a realized loss on the extinguishment of debt of $1.3 million from the acceleration of unamortized debt issuance costs. The obligations of the 2018-1 Issuer under the 2018-1 CLO Transaction are non-recourse to the Company.

As part of the refinancing transaction, SLP bought the Company’s membership interests of the 2018-1 Issuer for $22.4 million, making SLP the sole owner of the membership interests.

2019-1 Debt

On August 28, 2019, the Company, through BCC Middle Market CLO 2019-1 LLC (the “2019-1 Issuer”), a Cayman Islands limited liability company and a wholly-owned and consolidated subsidiary of the Company, and BCC Middle Market CLO 2019-1 Co-Issuer, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), a Delaware limited liability company, completed its $501.0 million term debt securitization (the “2019-1 CLO Transaction”). The notes issued in connection with the 2019-1 CLO Transaction (the “2019-1 Notes”) are secured by a diversified portfolio of the Co-Issuers consisting primarily of middle market loans, the majority of which are senior secured loans (the “2019-1 Portfolio”). The Co-Issuers also issued Class A-1L Loans (the “Loans” and, together with the 2019-1 Notes, the “2019-1 Debt”). The Loans are also secured by the 2019-1 Portfolio. At the 2019-1 closing date, the 2019-1 Portfolio was comprised of assets transferred from the Company and its consolidated subsidiaries. All transfers were eliminated in consolidation and there were no realized gains or losses recognized in the 2019-1 CLO Transaction.

On November 30, 2021, the Co-Issuers refinanced the 2019-1 CLO Transaction through a private placement of $410 million of senior secured and senior deferrable notes consisting of: (i) $282.5 million of Class A-1-R Senior Secured Floating Rate Notes, which currently bear interest at the applicable reference rate plus 1.50% per annum; (ii) $55 million of Class A-2-R Senior Secured Floating Rate Notes, which bear interest at the applicable reference rate plus 2.00% per annum; (iii) $47.5 million of Class B-R Senior Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 2.60% per annum; and (iv) $25.0 million of Class C-R Senior Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 3.75% per annum (collectively, the “2019-1 CLO Reset Notes”). As part of the transactions, the 2019-1 Issuer was redomiciled from Cayman to Jersey. The 2019-1 CLO Reset Notes are scheduled to mature on October 15, 2033 and the reinvestment period ends October 15, 2025. The Company retained $32.5 million of the Class B-R Notes and $25.0 million of the Class C-R Notes. The retained notes by the Company are eliminated in consolidation. The transaction resulted in a realized loss to the Company on the extinguishment of debt of $2.3 million from the acceleration of unamortized debt issuance costs. The obligations of the 2019-1 Issuer under the 2019-1 CLO Transaction are non-recourse to the Company.

On June 15, 2023, the Company entered into a Second Supplemental Indenture (“2019-1 Supplemental Indenture”), dated as of June 15, 2023, pursuant to Section 8.1(xxxi) of the Indenture (the “2019-1 Indenture”), dated as of November 30, 2021, between BCC Middle Market CLO 2019-1, LTD, as issuer, and Wells Fargo Bank, National Association, as trustee. The 2019-1 Supplemental Indenture provides for, among other things, an adoption of an alternate reference rate of Term SOFR plus 0.26%, effective July 1, 2023.

As of March 31, 2025, there were 56 first lien senior secured loans with a total fair value of approximately $452.7 million and cash of $49.9 million securing the 2019-1 Debt. As of December 31, 2024, there were 56 first lien and second lien senior secured loans with a total fair value of approximately $465.3 million and cash of $39.8 million securing the 2019-1 Debt. Assets that are pledged as collateral for the 2019-1 Debt are not directly available to the creditors of the Company to satisfy any obligations of the Company other than the Company’s obligations under the indenture and loan agreement governing the 2019-1 Debt. The creditors of the 2019-1 Co-Issuers have received security interests in such assets and such assets are not intended to be available to the creditors of the Company (or an affiliate of the Company). The 2019-1 Portfolio must meet certain requirements, including asset mix and concentration, term, agency rating, collateral coverage, minimum coupon, minimum spread and sector diversity requirements in the indenture and loan agreement governing the 2019-1 Debt. As of March 31, 2025, the Company was in compliance with its covenants related to the 2019-1 Debt.

2023 Notes

On June 10, 2020, the Company entered into a Master Note Purchase Agreement with institutional investors listed on the Purchaser Schedule thereto (the “Note Purchase Agreement”), in connection with the Company’s issuance of $150.0 million aggregate principal amount of its 8.50% senior unsecured notes due 2023 (the “ 2023 Notes”). The sale of the 2023 Notes generated net proceeds of approximately $146.4 million, including an offering discount of $1.5 million and debt issuance costs in connection with the transaction, including fees and commissions, of $2.1 million.

The 2023 Notes were scheduled to mature on June 10, 2023 and could have been redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Note Purchase Agreement. The 2023 Notes bore interest at a rate of 8.50% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020.

On July 16, 2021 the Company repurchased $37.5 million of the 2023 Notes at a total cost of $39.5 million. This resulted in a realized loss to the Company on the extinguishment of debt of $2.5 million, which included a premium paid of $2.0 million and acceleration of unamortized debt issuance costs and original issue discount of $0.5 million.

On August 24, 2022, the Company issued a notice to the noteholders of the 2023 Notes, indicating its intention to prepay the total aggregate principal amount committed of $150.0 million, including the principal amount outstanding of $112.5 million, under the 2023 Notes pursuant to the terms of the Note Purchase Agreement governing the 2023 Notes. The Notes were prepaid at 100% of their principal amount, plus accrued and unpaid interest thereon, on September 6, 2022. This resulted in a realized loss to the Company on the extinguishment of debt of $0.7 million, which included acceleration of unamortized debt issuance costs and original issue discount of $0.7 million.

March 2026 Notes

On March 10, 2021, the Company and U.S. Bank National Association (the “Trustee”), entered into an Indenture (the “Base Indenture”) and First Supplemental Indenture (the “First Supplemental Indenture,” and together with the Base Indenture, as amended and supplemented from time to time, the “USB Indenture”) between the Company and the Trustee. The First Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.950% notes due 2026 (the “March 2026 Notes”).

The March 2026 Notes will mature on March 10, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the USB Indenture. The March 2026 Notes bear interest at a rate of 2.950% per year payable semi-annually on March 10th and

September 10th of each year, commencing on September 10, 2021. The March 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The net proceeds to the Company from the March 2026 Notes were approximately $294.3 million, after deducting the underwriting discounts and commissions of $4.4 million and offering expenses of $1.3 million

October 2026 Notes

On October 13, 2021, the Company and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Base Indenture between the Company and the Trustee. The Second Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.550% notes due 2026 (the “October 2026 Notes”).

The October 2026 Notes will mature on October 13, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the USB Indenture. The October 2026 Notes bear interest at a rate of 2.550% per year payable semi-annually on April 13 and October 13 of each year, commencing on April 13, 2022. The October 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the October 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The net proceeds to the Company from the October 2026 Notes were approximately $293.1 million, after deducting the underwriting discounts and commissions of $6.2 million and offering expenses of $0.7 million.

March 2030 Notes

On February 6, 2025, the Company and the Trustee entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Base Indenture between the Company and the Trustee. The Third Supplemental Indenture relates to the Company’s issuance of $350.0 million aggregate principal amount of its 5.950% notes due 2030 (the “March 2030 Notes”).

The March 2030 Notes will mature on March 15, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the USB Indenture. The March 2030 Notes bear interest at a rate of 5.950% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2025. The March 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2030 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The net proceeds to the Company from the March 2030 Notes were approximately $341.4 million, after deducting the underwriting discounts and commissions of $7.5 million and offering expenses of $1.1 million.

In connection with the March 2030 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the March 2030 Notes, the Company receives a fixed interest rate of 5.95% per annum and pays a floating interest rate of SOFR + 1.90% per annum on $350 million of the March 2030 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship. Please see “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 7” in our most recent Form 10-Q for additional detail.

Sumitomo Credit Facility

On December 24, 2021, the Company entered into a senior secured revolving credit agreement (as amended to date, the “Sumitomo Credit Agreement” or the “Sumitomo Credit Facility”) as Borrower, with Sumitomo Mitsui Banking Corporation, as Administrative Agent and Sole Book Runner, and with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A., as Joint Lead Arrangers. The Credit Agreement is effective as of December 24, 2021.

The facility amount under the Sumitomo Credit Agreement is $300.0 million with an accordion provision to permit increases to the total facility amount up to $1.0 billion. Proceeds of the loans under the Sumitomo Credit Agreement may be used for general corporate purposes of the Company, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquisition and funding, and such other uses as permitted under the Sumitomo Credit Agreement. The maturity date is December 24, 2026.

On July 6, 2022, the Company entered into the First Amendment to the Sumitomo Credit Agreement. The First Amendment provides for an upsize in the total commitments from lenders under the revolving credit facility governed by the Sumitomo Credit Agreement from $300.0 million to $385.0 million. The First Amendment also replaced the LIBOR benchmark provisions under the Sumitomo Credit Agreement with SOFR benchmark provisions, including applicable credit spread adjustments.

On July 22, 2022, the Company entered into the Increasing Lender/Joinder Lender Agreement (the “Joinder Agreement”), dated as of July 22, 2022, pursuant to Section 2.08(e) of the Sumitomo Credit Agreement. The Joinder Agreement provides for, among other things, an upsize in the total commitments from lenders under the revolving credit facility governed by the Sumitomo Credit Agreement from $385.0 million to $485.0 million.

On August 24, 2022, the Company entered into the Second Amendment, which provides for, among other things, an upsize in the total commitments from lenders under the Sumitomo Credit Agreement from $485.0 million to $635.0 million.

On December 14, 2022, the Company entered into a second Increasing Lender/Joinder Lender Agreement (the “Second Joinder Agreement”), dated as of December 14, 2022, pursuant to Section 2.08(e) of the Sumitomo Credit Agreement. The Second Joinder Agreement provides for, among other things, an upsize in the total commitments from lenders under the revolving credit facility governed by the Sumitomo Credit Agreement from $635.0 million to $665.0 million.

On May 20, 2024, the Company entered into the Third Amendment to the Sumitomo Credit Agreement (the “Third Amendment”). The Third Amendment provides for, among other things, (i) an extension of the revolver availability period from December 24, 2025 to May 19, 2028, (ii) an extension of the scheduled maturity date from December 24, 2026 to May 18, 2029, (iii) the conversion of a portion of the existing revolver availability into term loan availability, (iv) an upsize in the total facility amount from $665,000,000 to $855,000,000, (v) an increase in the accordion provision to permit increases to a total facility amount of up to $1,500,000,000, (vi) the reduction of the credit adjustment spread for term benchmark loans denominated in Dollars, from 0.10% for one-month tenor loans, 0.15% for three-month tenor loans and 0.25% for six-month tenor loans to 0.10% for all loan tenors, and (vii) the joinder of new lenders to the Sumitomo Credit Agreement.

Interest under the Sumitomo Credit Agreement for (i) loans for which the Company elects the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at an “alternate base rate” (which is the greater of zero and the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month Eurocurrency rate plus 1% per annum) plus 0.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, the alternate base rate plus 0.875% per annum; (ii) loans for which the Company elects the Eurocurrency option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.875% per annum; and (iii) loans for which the Company elects the risk-free-rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.8693% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.9943% per annum. The Company pays a used commitment fee of 37.5 basis points (0.375%) on the average daily unused amount of the dollar commitment.

The Sumitomo Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. As of March 31, 2025, the Company was in compliance with its covenants related to the Sumitomo Credit Facility.

As of March 31, 2025 and December 31, 2024, there were $156.0 million and $442.7 million of borrowings under the Sumitomo Credit Facility.

For more information on our debt, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” from our most recent annual report filed on Form 10-K and our most recent quarterly report filed on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC, all incorporated by reference herein.

Recent Developments

Below are characteristics of the Company’s investment portfolio as of March 31, 2025:

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First Lien Senior Secured Loans: Approximately 64.2% of the Company’s total investment portfolio at fair value was invested in first lien debt; the remaining 35.8% of the investment portfolio was invested in 0.8% in senior secured debt, 15.7% in investment vehicles, 3.4% in subordinated debt, 9.2% in equity interests and 6.7% in preferred equity;

•

Diversified Portfolio Across Defensive, Less-Cyclical Industries: Highly diversified portfolio of investments consisting of 175 individual companies across 29 industries; investment vehicles (15.8%) aerospace & defense (10.8%), and business services (10.3%) and represent the three largest sector allocations in the portfolio; Strong Loan Documentation and Control Rights: 92% of our debt investments have financial covenants, and we exert effective voting control in 77% of the debt investments in the portfolio; and

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Middle-Market Sized Companies Backed By Private Equity Sponsors: The median EBITDA of the portfolio companies within our investment portfolio was $42 million (reported as of March 31, 2025), the median leverage was 4.8x and 96% of our portfolio companies are backed by experienced private equity firms.

The Company’s current liability structure is generally financed with long duration, floating rate debt with tiered maturity schedules generally ranging from 2026 to 2036 that mitigate refinancing risk. Below is a debt maturity schedule of the Company’s current outstanding and committed liabilities as of March 31, 2025:

Debt Maturity Schedule by Total Commitments (figures in millions)

As of March 31, 2025, we had cash and cash equivalents of $38.4 million. Total principal debt outstanding as of March 31, 2025 was $1.46 billion and undrawn capacity totaled $699.0 million as of March 31, 2025. This reflected total available capital (cash and undrawn capacity) to $737.4 million. As of March 31, 2025, we had $544.6 million of undrawn investment commitments, down from $560.9 million as of December 31, 2024. Our ending debt-to-equity and debt-to-equity (net of cash) ratios as of March 31, 2025 were 1.27x and 1.17x, respectively, as compared with 1.22x and 1.13x as of December 31, 2024. We were in compliance with all financial covenants under our debt obligations as of March 31, 2025.

Second Quarter 2025 Dividend

On May 5, 2025, we announced a dividend in an aggregate amount of $0.45 per share payable to stockholders of record as of June 16, 2025.

Trading at a Discount

Shares of closed-end investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV. We are not generally able to issue and sell our common stock at a price below our NAV per share unless, among other things, we receive the requisite stockholder approval for such a sale. The risk that our shares may trade at a discount to our NAV is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV. See “Risk Factors—Risks Relating to Our Common Stock—We cannot assure you that a market for shares of our common stock will be maintained or the market price of our shares will trade close to NAV” from our most recent annual report filed on Form 10-K, Item 1A “Risk Factors” from our most recent quarterly report filed on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.

Conflicts of Interest, Exemptive Relief and Allocation of Opportunities

As a diversified private investment firm, Bain Capital and its affiliates, including Bain Capital Credit and our Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies. Bain Capital currently has a number of Affiliate Advisors, each of which focuses primarily on a different investment strategy, although such investment strategies overlap from time to time. The conflicts of interest that we may encounter include those discussed below and elsewhere throughout this prospectus. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

In the ordinary course of conducting our activities, our interests and the interests of our stockholders may conflict with the interests of our Advisor, Bain Capital Credit Funds, Related Funds or their respective affiliates. There are numerous potential and actual conflicts of interest among us, the Bain Capital Credit Funds, the Affiliate Advisors, and the Related Funds. For example, our Advisor is entitled to a management and incentive fee under the terms of the Amended Investment Advisory Agreement. The existence of the incentive fee may create an incentive for our Advisor to cause us to make more speculative investments than we would otherwise make in the absence of performance-based compensation.

Bain Capital Credit and its Affiliate Advisors manage a number of pooled investment vehicles that may desire to invest in the same investment opportunities. Bain Capital Credit and its Affiliate Advisors have adopted written allocation policies that seek to allocate investment opportunities among investment vehicles fairly and equitably over time. We may invest alongside the Bain Capital Credit Funds and/or Related Funds in certain circumstances where doing so is consistent with our investment strategy, as well as applicable law and SEC staff interpretations. We believe that co-investment by us and such Bain Capital Credit Funds and/or Related Funds affords us additional investment opportunities and an ability to achieve greater asset diversification. We, our Advisor and Bain Capital Credit have been granted an exemptive relief order by the SEC which permits us greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other Bain Capital Credit Funds and/or Related Funds in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Specifically, our exemptive relief order permits us to invest with other Bain Capital Credit Funds and/or Related Funds in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. This exemptive order permitting co-investment transactions generally applies only if the Independent Directors and Directors who have no financial interest in such transaction review and approve in advance each co-investment transaction. The exemptive order also imposes other conditions with which we must comply in order to engage in certain co-investment transactions.

In addition, it is expected that most or all of the Bain Capital Credit officers and employees responsible for managing us will have responsibilities with respect to other funds or accounts managed by Bain Capital Credit, including funds and accounts that may be raised in the future. Such officers and employees will spend substantial time monitoring the investments of Bain Capital Credit Funds. Conflicts of interest may arise in allocating time, services or functions of these officers and employees. The Affiliate Advisors have existing and potential advisory and other relationships with a significant number of portfolio companies and other clients, and have in the past and may in the future provide financing, services, advice or otherwise deal with third parties whose interests conflict with the interests of a company in which a Bain Capital Credit Client, including us, has invested, such as competitors, suppliers or customers of a company in which the Bain Capital Credit Client has invested. On occasion, an Affiliate Advisor will recommend or cause such a third party to take actions that are adverse to a Bain Capital Credit Client or companies in which it has invested. Moreover, our Advisor, Bain Capital Credit and Bain Capital sponsor and manage various investment vehicles, and may form new investment vehicles in the future, that may compete with us for investment opportunities. Bain Capital Credit Funds and/or Related Funds may make certain investments that are appropriate for us and, as a result, we may receive a smaller allocation of any such investment or no allocation at all.

For more information on allocation of opportunities and our perceived and actual conflicts of interest, see “Related Party Transactions and Certain Relationships” below for information relating to our related party transactions.

Summary of Risk Factors

•	Global capital markets could enter a period of severe disruption and instability.

•	Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

•	We are dependent upon key personnel of Bain Capital Credit and our Advisor.

•	Our executive officers and directors, our Advisor, Bain Capital Credit and their affiliates, officers, directors and employees may face certain conflicts of interest;

•	We may need to raise additional capital and existing stockholders may be diluted by any such capital raise.

•

Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions.

•	We operate in an increasingly competitive market for investment opportunities, which could reduce returns and result in losses.

•	Our board of directors (the “Board”) may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

•

Our Advisor and Administrator each have the ability to resign on 60 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

•

We and our Advisor are subject to regulations and SEC oversight, including limits on issuance of debt. If we or they fail to comply with applicable requirements, it may adversely impact our results relative to companies that are not subject to such regulations.

•	The lack of liquidity in our investments may adversely affect our business.

•	We may invest in high yield debt, or junk bonds, which has greater credit and liquidity risk than more highly rated debt obligations.

•	Our portfolio companies may default or may need to restructure their obligations to us.

•

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer or industry.

•	We will be subject to corporate-level income tax if we are unable to qualify as a RIC or do not distribute all of our taxable income.

•	Investing in our common stock involves an above average degree of risk.

•	The market price of our common stock may fluctuate significantly.

•	We cannot assure you that a market for shares of our common stock will be maintained or the market price of our shares will trade close to NAV.

•	Geopolitical events, including international sanctions, may have material adverse impact on us and our portfolio companies.

•

Inflation and actions by central banks or monetary authorities, including the U.S. Federal Reserve, to address inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•	We may be the target of litigation.

See “Item 1A. Risk Factors” from our most recent annual report filed on Form 10-K, “Part II—Item 1A. Risk Factors” from our most recent quarterly report on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein, and information included elsewhere in this prospectus, for a description of these and other risks and uncertainties.

Custodian, transfer agent and dividend disbursing agent

U.S. Bank National Association (“U.S. Bank”) serves as our custodian, transfer agent and dividend disbursing agent. See “Custodian and Transfer and Dividend Disbursing Agent.”

Company Information

Our principal executive offices are located at 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, and our telephone number is (617) 516-2000.

We have filed with the SEC a registration statement on Form N-2 under the Securities Act of which this prospectus is a part, which contains additional information about us and the shares of our common stock being offered by this prospectus. We file annual, quarterly and current reports, proxy statements and other information meeting the information requirements of the Exchange Act with the SEC. This information is available on the SEC’s website at http://www.sec.gov.

We maintain a website at http://www.baincapitalbdc.com and intend to make all of our periodic and current reports, proxy statements and certain other information available, free of charge, on or through our website. The information on our website is not incorporated by reference in this prospectus. You may also obtain such information by contacting us, in writing at: Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, and by telephone (collect) at (617) 516-2000.

FEES AND EXPENSES

The following table is intended to assist you in understanding the fees and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, our stockholders will indirectly bear such fees or expenses as our investors.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock):(4)
Base management fee	3.21	%(5)
Incentive fees payable under the Amended Investment Advisory Agreement	2.20	%(6)
Interest payments on borrowed funds	6.72	%(7)
Other expenses	1.03	%(8)
Acquired fund fees and expenses	—	%(9)
Total annual expenses	13.16%

(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)

The related prospectus supplement will disclose the amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price that will supersede the information included herein.

(3)	The expenses of the DRIP are included in “other expenses” in the table below. For additional information, see “Dividend Reinvestment Plan.”
(4)	Net assets attributable to common stock equals net assets as of March 31, 2025.
(5)

Our management fee has been revised to a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%. For purposes of this table, we have assumed that we maintain no cash or cash equivalents. See “Management Agreements.”

(6)

The incentive fee referenced in the table above is based on actual amounts incurred during the three months ended March 31, 2025. The incentive fee consists of two parts, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not:

(i)

an incentive fee on net investment income, calculated and payable quarterly in arrears will be determined as follows, subject to the Incentive Fee Cap: (i) no incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount; (ii) 100% of the aggregate pre-incentive fee net investment income in respect of the Trailing

Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and (iii) 17.5% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-up Amount; and
(ii)

an incentive fee on capital gains that will equal 17.5% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. See “Management Agreements.”

(7)

Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our total borrowings as of March 31, 2025. At March 31, 2025, the weighted average effective interest rate for total outstanding debt was 4.8%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “Description of Capital Stock — Capital Stock — Preferred Stock.”

(8)

“Other expenses” includes overhead expenses, including payments under the Administration Agreement with our Administrator. Other expenses are based on actual amounts incurred during the three months ended March 31, 2025. See “Management Agreements.”

(9)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains)(1)	$110	$310	$486	$844
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$118	$331	$516	$879

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)

Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the Amended Investment Advisory Agreement and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under our Amended Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. The example assumes inclusion reinvestment of all distributions at NAV. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, under certain circumstances, reinvestment of dividends and other distributions under our DRIP may occur at a price per share that differs from NAV. See “Dividend Reinvestment Plan” for additional information regarding our DRIP.

This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

RISK FACTORS

Investing in our securities involves certain risks. There can be no assurance that our investment objectives will be achieved or that an investor will receive a return of its capital. In addition, there will be occasions when our Advisor and its affiliates may encounter potential conflicts of interest in connection with us. You should carefully consider these risks and uncertainties in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risk factors discussed in our most recent annual report on Form 10-K, our most recent quarterly report filed on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein, together with all of the other information contained or incorporated by reference into this prospectus, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. If any of these risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the price per share of our common stock could decline or the value of our preferred stock, warrants, subscription rights, debt securities or units may decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this prospectus, and any applicable prospectus supplement or free writing prospectus, regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. In particular, there are forward-looking statements under “Prospectus Summary—Bain Capital Specialty Finance,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” There may be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operation and financial position.

The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the consequences of geopolitical events, including international sanctions, and related negative impact on inflation and increase disruption to supply chains;

•	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	the ability of our Advisor to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Advisor and its affiliates to attract and retain highly talented professionals;

•	risk associated with possible disruptions in our operations or the economy generally;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our portfolio companies to achieve their objectives;

•	changes in laws, policies or regulations (including the interpretation thereof) affecting our operations or the operations of our portfolio companies;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	our ability to recover unrealized losses;

•	market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•	competition with other entities and our affiliates for investment opportunities;

•	our ability to continue to effectively manage our business;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	our ability to maintain our qualification as a BDC and as a RIC;

•	the use of borrowed money to finance a portion of our investments and how much money we may borrow;

•	the adequacy of our financing sources and working capital;

•	the speculative and illiquid nature of our investments;

•	the timing, form and amount of any dividend distribution;

•	actual or potential conflicts of interest with our Advisor and its affiliates;

•	general price and volume fluctuations in the stock market;

•	the costs associated with being a publicly traded company;

•	our contractual arrangements and relationships with third parties; and

•	the risks, uncertainties and other factors we identify under “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including our annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q, current reports on Form 8-K and definitive proxy statements on Schedule 14A. Under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in the periodic reports we file under the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate or strategic purposes, including making investments in portfolio companies, in accordance with our investment objective and strategies, or repaying outstanding indebtedness.

We anticipate that we will use substantially all of the net proceeds of an offering of securities for the above purposes within approximately six months after the completion of such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace. During this period, we may use the net proceeds from our offering to reduce then-outstanding indebtedness or to invest such proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. We expect to earn yields on such investments, if any, that are lower than the interest income that we anticipate receiving in respect of investments in non- temporary investments. As a result, any distributions we make during this investment period may be lower than the distributions that we would expect to pay when such proceeds are fully invested in non-temporary investments.

The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

DISTRIBUTIONS

To the extent that we have income available, we intend to authorize and declare quarterly distributions to our stockholders. Our quarterly distributions, if any, will be determined by the Board. On May 5, 2025, we announced a dividend in an aggregate amount of $0.45 per share payable to stockholders of record as of June 16, 2025. Any distributions to our stockholders will be declared out of assets legally available for distribution.

We have elected to be treated, and intend to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax status, we must distribute at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term taxable gains) to our stockholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% on certain undistributed amounts for each calendar year in respect of which we fail to distribute dividends of an amount at least equal to the sum of

•	98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the one-year period ending on October 31 of such calendar year; and

•	the sum of any net ordinary income and capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax.

For these excise tax purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Risk Factors—Risks Relating to Our Investments” from our most recent annual report filed on Form 10-K, Item 1A “Risk Factors” from our most recent quarterly report filed on Form 10-Q, our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment, incur a corporate-level tax on such capital gains, and elect to treat such capital gains as deemed distributions to you. If this happens, stockholders will be treated for U.S. federal income tax purposes as if stockholders had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, stockholders would be eligible to claim a tax credit equal to their allocable share of the tax we paid on the capital gains deemed distributed to our stockholders.

We cannot offer assurance that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings. Business disruption and financial distress experienced by our portfolio companies is likely to reduce, over time, the amount of interest and dividend income that we receive from our investments and may require us to contribute additional capital to such companies in the form of follow-on investments. We may need to restructure the capitalization of some portfolio companies, which could result in reduced interest payments or permanent impairments on our investments. Any such decrease in our net investment income would increase the percentage of our cash flows dedicated to debt service and distribution payments to stockholders. If these amounts become unsustainable, we may be required to reduce the amount of our distributions to stockholders.

Unless you elect to receive your distributions in cash, we intend to make such distributions (net of applicable withholding) in additional shares of our common stock under our DRIP. Distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions and, for this purpose, investors receiving distributions in the form of stock will generally be treated as receiving distributions equal to the fair market value of the stock received through the plan; however, investors participating in our DRIP will not receive any corresponding cash with which to pay any such applicable taxes. If you hold shares of our common stock through a broker or financial intermediary, you may elect to receive distributions in cash by notifying your broker or financial intermediary of your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our DRIP will increase our assets on which the management fee and the incentive fee are determined and paid to our Advisor. See “Dividend Reinvestment Plan.”

Our Board declared a distribution of $0.45 per share for the quarter ended June 30, 2025 to stockholders of record as of June 16, 2025. This distribution will be paid on June 30, 2025.

The following table summarizes our dividends declared and payable since inception through March 31, 2025:

Date Declared	Record Date	Payment Date	Amount Per Share	Total Distributions
February 27, 2025	March 17, 2025	March 31, 2025	$0.42	$27,244,773
February 27, 2025	March 17, 2025	March 31, 2025	$0.03	$1,946,055
May 5, 2025	June 16, 2025	June 30, 2025	$0.42	$27,244,773
May 5, 2025	June 16, 2025	June 30, 2025	$0.03	$1,946,055
Total distributions for 2025			$0.90	$58,381,656
February 27, 2024	March 28, 2024	April 30, 2024	$0.42	$27,116,151
February 27, 2024	March 28, 2024	April 30, 2024	$0.03	$1,936,868
May 6, 2024	June 28, 2024	July 29, 2024	$0.42	$27,116,151
May 6, 2024	June 28, 2024	July 29, 2024	$0.03	$1,936,868
August 6, 2024	September 30, 2024	October 31, 2024	$0.42	$27,116,151
August 6, 2024	September 30, 2024	October 31, 2024	$0.03	$1,936,868
November 5, 2024	December 31, 2024	January 31, 2025	$0.42	$27,116,151
November 5, 2024	December 31, 2024	January 31, 2025	$0.03	$1,936,868
Total distributions for 2024			$1.80	$116,212,076
February 28, 2023	March 31, 2023	April 28, 2023	$0.38	$24,533,663
May 9, 2023	June 30, 2023	July 31, 2023	$0.38	$24,533,663
August 8, 2023	September 29, 2023	October 31, 2023	$0.42	$27,116,151
November 6, 2023	December 29, 2023	January 31, 2024	$0.42	$27,116,151
Total distributions for 2023			$1.60	$103,299,628
February 23, 2022	March 31, 2022	April 29, 2022	$0.34	$21,951,170
May 5, 2022	June 30, 2022	July 29, 2022	$0.34	$21,951,170
August 3, 2022	September 30, 2022	October 28, 2022	$0.34	$21,951,170
November 9, 2022	December 31, 2022	January 27, 2023	$0.36	$23,242,417
Total distributions for 2022			$1.38	$89,095,927
February 18, 2021	March 31, 2021	April 30, 2021	$0.34	$21,951,170
April 27, 2021	June 30, 2021	July 30, 2021	$0.34	$21,951,170
July 29, 2021	September 30, 2021	October 29, 2021	$0.34	$21,951,170
October 28, 2021	December 31, 2021	January 28, 2022	$0.34	$21,951,170
Total distributions for 2021			$1.36	$87,804,680
February 20, 2020	March 31, 2020	April 30, 2020	$0.41	$21,176,423
May 4, 2020	June 30, 2020	July 30, 2020	$0.34	$21,951,170
July 30, 2020	September 30, 2020	October 30, 2020	$0.34	$21,951,170
October 28, 2020	December 31, 2020	January 29, 2021	$0.34	$21,951,170
Total distributions for 2020			$1.43	$87,029,933
February 21, 2019	March 29, 2019	April 12, 2019	$0.41	$21,107,677
May 7, 2019	June 28, 2019	July 29, 2019	$0.41	$21,176,423
August 1, 2019	September 30, 2019	October 30, 2019	$0.41	$21,176,423
October 31, 2019	December 31, 2019	January 30, 2020	$0.41	$21,176,423
Total distributions for 2019			$1.64	$84,636,946
March 28, 2018	March 28, 2018	May 17, 2018	$0.34	$10,609,643
June 28, 2018	June 28, 2018	August 10, 2018	$0.36	$13,484,328
September 26, 2018	September 26, 2018	October 19, 2018	$0.41	$17,966,855
December 19, 2018	December 31, 2018	January 14, 2019	$0.41	$21,107,677
Total distributions for 2018			$1.52	$63,168,503
May 9, 2017	May 12, 2017	May 19, 2017	$0.07	$1,174,052
June 21, 2017	June 29, 2017	August 11, 2017	$0.11	$2,739,972
September 27, 2017	September 28, 2017	November 14, 2017	$0.21	$5,235,687
December 26, 2017	December 28, 2017	January 24, 2018	$0.31	$7,742,502
Total distributions for 2017			$0.70	$16,892,213
December 22, 2016	December 22, 2016	January 17, 2017	$0.015	$82,363
Total distributions for 2016			$0.015	$82,363

The federal income tax characterization of distributions declared and paid for the fiscal year will be determined at fiscal year-end based upon the amount of distributions paid and the sources and amounts of income and realized gains and our earnings and profits as determined for federal income tax purposes for the full fiscal year.

PRICE RANGE OF COMMON STOCK

Shares of common stock of the Company began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018. The following table sets forth, for each fiscal quarter since January 1, 2023, the net asset value per share of our common stock, the high and low closing market price for our common stock, such closing market price as a premium or discount to our net asset value per share and quarterly distributions per share.

	NAV(1)	Closing Market Price		Premium (Discount) of High Market Price to NAV(2)	(Discount) of Low Market Price to NAV(2)
		High	Low
Fiscal year ending December 31, 2025
First Quarter	$17.64	$19.07	$16.48	8.11%	(6.58)%
Fiscal year ending December 31, 2024
Fourth Quarter	$17.65	$17.85	$16.40	1.13%	(7.08)%
Third Quarter	17.76	17.22	15.41	(3.04)	(13.23)
Second Quarter	17.70	16.87	15.54	(4.69)	(12.20)
First Quarter	17.70	16.01	14.93	(9.55)	(15.65)
Fiscal year ending December 31, 2023
Fourth Quarter	$17.60	$15.73	$14.68	(10.63)%	(16.59)%
Third Quarter	17.54	16.71	13.50	(4.73)	(23.03)
Second Quarter	17.44	13.73	11.14	(21.27)	(36.12)
First Quarter	17.37	13.58	11.82	(21.82)	(31.95)

(1)

Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low market prices. The net asset value per share shown is based on outstanding shares at the end of the period.

(2)	Calculated as of the respective high or low closing market price divided by the quarter end net asset value.

For all periods presented in the table above, there was no return of capital included in any distribution.

Shares of business development companies may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount or premium to net asset value is separate and distinct from the risk that our net asset value will decrease. It is not possible to predict whether our common stock will trade at, above, or below net asset value per share. Since our initial public offering in November 2018, our shares of common stock have traded at prices both less than and exceeding our net asset value per share.

The last reported closing price of our common stock on June 3, 2025 was $15.62 per share. As of June 3, 2025 there were 110 stockholders of record of our common stock.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock. In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board, including a majority of our Independent Directors, considered a variety of factors, including:

•	The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•	The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;

•	The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

•	Whether the estimated offering price would closely approximate the market value of our shares, less distributing commissions or discounts, and would not be below current market price;

•	The potential market impact of being able to raise capital in the current financial market;

•	The nature of any new investors anticipated to acquire shares in the offering;

•	The anticipated rate of return on and quality, type and availability of investments;

•	The leverage available to us, both before and after the offering and other borrowing terms; and

•	The potential investment opportunities available relative to the potential dilutive effect of additional capital at the time of the offering.

Our Board will also consider the fact that a sale of shares of common stock at a discount will benefit our Investment Adviser, as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company, or from the offering of common stock at premium to NAV per share. Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables explain and provide hypothetical examples assuming proceeds are temporarily invested in cash equivalents on the impact of an offering at a price less than NAV per share on three different sets of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders who do not Participate in the Offering

Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—
Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%
Dilution to Stockholder A
Shares held by stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage held by stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV held by stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,000	(5.00)%
Total investment by stockholder A (assumed to be $10.00 per share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total dilution to stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(5,000)	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—
Percentage dilution to stockholder A (dilution per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%

Impact on Existing Stockholders who Participate in the Offering

Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the offering below NAV as their interest in our shares immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional offerings below NAV in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the (dilutive) and accretive effect in the hypothetical offering of 25% of the shares outstanding at a 25% discount to NAV from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share).

		50% Participation		150% Participation

	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$7.89	—	$7.89	—
Net proceeds per share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,988)	—	$1,037	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.50	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to stockholder A (dilution)/accretion per share divided by investment per share	—	—	(2.76)%	—	0.85%

Impact on New Investors

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to any underwriting discounts and commissions paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to any underwriting discounts and commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional offerings below NAV in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive and accretive effects on a stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—
Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%
Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,500	—
Percentage held by stockholder A	—	0.05%	—	0.09%	—	0.20%	—
Total Asset Values
Total NAV held by stockholder A	—	$4,990	—	$9,910	—	$23,750	—

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Total investment by stockholder A	—	$5,000	—	$9,470	—	$19,725	—
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$4,025	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A	—	$10.00	—	$9.47	—	$7.89	—
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$0.44	—	$1.61	—
Percentage (dilution)/accretion to stockholder A (dilution)/ accretion per share divided by investment per share	—	—	(0.20)%	—	4.65%	—	20.41%

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The securities may also be sold “at-the-market” to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may offer our shares of common stock in a public offering at-the-market to a select group of investors, including to and through certain sales agents, in which case a stockholder may not be able to participate in such offering and a stockholder will experience dilution unless the stockholder purchases additional shares of our common stock in the secondary market at the same or lower price. Any sales agent that participates in any such at-the-market offering may receive commissions from us based on the sales price of any common stock sold through or to such sales agent.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 10% of the aggregate offering price of the securities as set forth on the cover page of the supplement to this prospectus.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for soliciting these contracts.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

We may not sell securities pursuant to this prospectus without delivering a prospectus supplement describing the method and terms of the offering of such securities.

SELECTED FINANCIAL AND OTHER INFORMATION

The information in “Part II–Item 6. Selected Consolidated Financial Data” of our most recent annual report on Form 10-K, “Part I–Consolidated Statements of Assets and Liabilities” of our most recent quarterly report on Form 10-Q and “Part I–Consolidated Statements of Operations” of our most recent quarterly report on Form 10-Q is incorporated by reference herein.

The financial data for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 is set forth in “Note 12. Financial Highlights” in the notes to our audited consolidated financial statements included in our most recent annual report on Form 10-K and is incorporated by reference herein. Such financial data has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm whose report thereon are incorporated by reference herein. A copy of our annual report on Form 10-K filed with the SEC may be obtained from www.sec.gov or upon request. The financial data for the three months ended March 31, 2025 is unaudited and set forth in “Note 11. Financial Highlights” in the notes to our consolidated financial statements included in our most recent quarterly report on Form 10-Q and is incorporated by reference herein. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference herein, any documents incorporated by reference herein, or our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Part II–Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent annual report on Form 10-K and in “Part I–Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent quarterly report on Form 10-Q is incorporated by reference herein.

SENIOR SECURITIES

Information regarding our senior securities is incorporated by reference herein from our most recent Annual Report on Form 10-K.

BUSINESS

Our business is described in “ Part I–Item 1—Business” of our most recent annual report on Form 10-K and in “Part I–Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent quarterly report on Form 10-Q, which are incorporated by reference herein.

REGULATION

We are subject to regulation as described in “Part I–Item 1–Business–Regulation as a Business Development Company” of our most recent annual report on Form 10-K, and in “Part I–Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview” of our most recent quarterly report on Form 10-Q, which are incorporated by reference herein.

MANAGEMENT

Please refer to our most recent definitive proxy statement on Schedule 14A, which is incorporated by reference into this prospectus, for information relating to the management of the Company.

Credit Committee

Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Managing Directors across other Bain Capital Credit disciplines. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. The extensive and varied experience of the investment professionals serving on Bain Capital Credit’s Credit Committee includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. This diverse skill set provides a broad range of applicable perspectives in the evaluation of each investment opportunity. The biographies for the members of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers or directors of the Company are included below.

Michael A. Ewald. Mr. Ewald joined Bain Capital in 1998. He is a Partner, Global Head of the Private Credit Group, Portfolio Manager for the Middle Market Credit and Global Direct Lending strategies, and a Credit Committee member. He also serves as CEO of Bain Capital Specialty Finance, Inc., a registered business development company. Prior to joining Bain Capital, Mr. Ewald was an Associate Consultant at Bain & Company and an analyst at Credit Suisse First Boston in the Regulated Industries group. Mr. Ewald received an MBA from the Amos Tuck School of Business at Dartmouth College and a BA from Tufts University.

Michael J. Boyle. Mr. Boyle joined Bain Capital in 2007. He is a Partner and Portfolio Manager in the Private Credit Group and a Credit Committee member. He is responsible for Bain Capital Credit’s Senior Direct Lending strategy and serves as President of Bain Capital Specialty Finance, Inc, a registered business development company. Mr. Boyle started his career with Bain Capital, over which time he has been a member of the portfolio analytics team, the Industry Research team and the Liquid Credit portfolio management team. He is based in Bain Capital’s New York office. Mr. Boyle received a B.S. from Boston College.

Carolyn Hastings. Ms. Hastings joined Bain Capital in 2008. She is a Partner and a member of the Private Credit Group. Ms. Hastings is also a member of the firm’s Credit Committee. Throughout her tenure in the Private Credit Group, Ms. Hastings has held origination, underwriting, and portfolio monitoring responsibilities. She has broad experience structuring investments that span the balance sheet and has partnered with dozens of private equity sponsors to finance companies in the technology, telecom, healthcare, consumer, and hospitality industries. Ms. Hastings is an active member of Bain Capital’s Women Connecting Network and serves on a number of corporate and philanthropic boards. Prior to joining Bain Capital, she was an Associate at Thomas H. Lee Partners and an analyst in the Healthcare Group in the Investment Banking Division of Goldman Sachs & Co. Ms. Hastings received an MBA from Harvard Business School, a BSEc from the Wharton School at the University of Pennsylvania and a BA in biology from the University of Pennsylvania.

Olof Bergqvist. Mr. Bergqvist joined Bain Capital in 2014. He is a Partner and a member of the Private Credit Group. As part of his role, Mr. Bergqvist manages a diverse portfolio including control equity, minority equity, junior, and senior debt investments. Throughout his tenure at Bain Capital, Mr. Bergqvist has partnered with numerous private equity firms as well as founders to finance companies across multiple sectors. Prior to joining Bain Capital, he was a Managing Director at J.P. Morgan responsible for J.P. Morgan Mezzanine’s North American team, part of the Global Special Opportunities Group. He also worked in Investment Banking and as a Credit Portfolio Manager at J.P. Morgan. Mr. Bergqvist received an MBA from the Stern School of Business at New York University and a BS from Pennsylvania State University.

Jeffrey B. Hawkins. Mr. Hawkins joined Bain Capital in 2001. He is Deputy Managing Partner for Credit and Special Situations. He is also a Credit Committee member, a Risk & Oversight Committee member, and serves as the Chairman of Bain Capital Specialty Finance, Inc., a registered business development company. Prior to joining Bain Capital, Mr. Hawkins was at Ropes & Gray, LLP working on securities law, mergers and acquisitions, and collateralized debt funds. Mr. Hawkins received a JD from Harvard Law School and a BA Phi Beta Kappa from Trinity College.

Tom Maughan. Mr. Maughan joined Bain Capital in 2014. He is a Partner, a member of the Private Credit Group, and the Head of Credit’s European Middle Market efforts. Prior to joining Bain Capital, Mr. Maughan was a Managing Director at J.P. Morgan responsible for leading the European team of J.P. Morgan Mezzanine, part of the Global Special Opportunities Group. Mr. Maughan received an MBS and a BComm from University College Dublin.

Mitchell J. Stack. Mr. Stack joined Bain Capital in 2013. He is a Partner on the Investor Relations team and Head of Credit in Australia. Prior to joining Bain Capital, Mr. Stack was the Head of Debt and Alternatives at the Future Fund, Australia’s sovereign wealth fund. Prior to that, he was the head of the Australian investment team at the global fixed income specialist, Western Asset Management, and its predecessor organization, Citigroup Asset Management. Mr. Stack also worked at J.P. Morgan in credit and corporate finance in Melbourne and New York. Mr. Stack received a BComm from the University of Melbourne.

John Wright. Mr. Wright joined Bain Capital Credit in 2000. He is a Managing Director based in Bain Capital Credit’s Boston office. He is a Credit Committee member, a Portfolio Manager and Co-Head of North American Liquid and Structured Credit. Previously, he worked at Evergreen Investments focusing on fixed income mutual funds. Mr. Wright received a B.A. from Tufts University.

Bain Capital Credit’s Credit Committee members do not receive any direct compensation from us for serving in such capacity and the members of Bain Capital Credit’s Credit Committee will receive no separate compensation from us or Bain Capital Credit for serving on Bain Capital Credit’s Credit Committee.

Michael A. Ewald and Michael J. Boyle are our portfolio managers who are primarily responsible for the day-to-day management of our portfolio. The table below shows the dollar range of shares of common stock beneficially owned by such portfolio managers as of December 31, 2024.

Name of Portfolio Managers	Dollar Range of Equity Securities in the Company (1)(2)
Michael A. Ewald	Over $1,000,000
Michael J. Boyle	$500,001 - $1,000,000

(1)	Dollar ranges are as follows: none, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000 or over $1,000,000.
(2)	Dollar ranges were determined using the number of shares beneficially owned as of December 31, 2024 multiplied by our NAV per share as of March 31, 2025.

Other Accounts Managed by Portfolio Managers

Messrs. Ewald and Boyle also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2024: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by the portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Type of Account	Number of Accounts	Assets of Accounts ($ millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ millions)
Michael A. Ewald
Registered investment companies	1	748	1	748
Other pooled investment vehicles:	12	3,154	11	2,766
Other accounts	27	9,185	17	5,712
Michael J. Boyle
Registered investment companies	1	748	1	748
Other pooled investment vehicles:	12	3,154	11	2,766
Other accounts	24	7,902	14	4,428

MANAGEMENT AGREEMENTS

Please refer to “Part I–Item 1. Business – General” of our most recent annual report on Form 10-K, “Part I–Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” of our most recent quarterly report on Form 10-Q, our current reports filed on Form 8-K, as applicable, and our most recent definitive proxy statement on Schedule 14A, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, for information relating to the Company’s Advisor, Amended Investment Advisory Agreement, Administration Agreement and Resource Sharing Agreement.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Please refer to “Note 5—Related Party Transactions” in the Notes to Consolidated Financial Statements in our most recent annual report filed on Form 10-K; “Note 5—Related Party Transactions” in the Notes to Consolidated Financial Statements and “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Equity” in our most recent quarterly report filed on Form 10-Q; the section captioned “Certain Relationships and Related-Party Transactions” in our most recent definitive proxy statement on Schedule 14A; and our current reports filed on Form 8-K, as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, for information relating to our related party transactions.

Related Party Transaction Policy

Our Audit Committee conducts quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to our Code of Conduct or Code of Ethics. Each of our directors and executive officers is instructed and periodically reminded to inform our Chief Compliance Officer of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

As of March 31, 2025, there were 64,868,507 shares of common stock issued and outstanding and as of June 3, 2025 there were 110 stockholders of record. The following table sets out, immediately prior to this offering, certain ownership information (rounded to the nearest whole share) with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, all of our directors and all officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire these powers within 60 days. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons.

Name and Address	Nature of Beneficial Ownership	Shares Beneficially Owned	Percentage
Beneficial Owners of More Than 5%
Bank of America Corporation(1)	Beneficial	4,107,880	6.33%
Dimension Capital Management LLC(2)	Beneficial	4,316,097	6.65%
Bain Capital Distressed and Special Situations 2016 (F), L.P. (3)	Record	9,914,820	15.28%
Bain Capital Credit Member, LLC	Beneficial	1,907,612	2.94%
Independent Directors
Amy Butte	Beneficial	6,246	*
David A. Fubini	N/A	—	—
Thomas A. Hough	Beneficial	34,212	*
Jay Margolis	Beneficial	28,256	*
Clare S. Richer	Beneficial	19,305	*
Interested Directors
Michael A. Ewald(4)	Beneficial	164,438	*
Jeffrey B. Hawkins	Beneficial	100,000	*
Michael J. Boyle	Beneficial	33,633	*
Executive Officers Who Are Not Directors
Amit Joshi	N/A	—	*
James Goldman	N/A	—	—
Jessica Yeager	N/A	—	—
Thomas Emery	N/A	—	—
Directors and Executive Officers as a Group (12 persons)	Beneficial	386,090	*

(1)

Based on information provided in a Schedule 13G filed on February 13, 2024, Bank of America Corporation reported sole voting and dispositive power with respect to shares of the Company’s Common Stock. The Schedule 13G does not include any information regarding shares acquired or sold since the date of such Schedule 13G. The business address of Bank of America Corporation is 100 N Tryon Street, Charlotte, NC 28255.

(2)

Based on information provided in a Schedule 13G filed on February 14, 2022, Dimension Capital Management LLC reported sole voting and dispositive power with respect to shares of the Company’s Common Stock. The Schedule 13G does not include any information regarding shares acquired or sold since the date of such Schedule 13G. The business address of Dimension Capital Management LLC is 1221 Brickell Avenue, Suite 2450, Miami, Florida 33131.

(3)

Bain Capital Credit Member, LLC, is the general partner of Bain Capital Distressed and Special Situations 2016 Investors (F), L.P. (“F Holdings GP”) and Bain Capital Credit Holdings Investors (MRF), LP (“MRF

Holdings GP”) and as such may be deemed to be the beneficial owner of shares of Common Stock held by of Bain Capital Distressed and Special Situations 2016 (F), L.P. (“F Holdings”) and Bain Capital Credit Holdings (MRF), L.P. (“MRF Holdings”). F Holdings GP is the general partner of F Holdings and thus beneficially owns 9,914,820.48 shares owned of record by F Holdings. MRF Holdings GP is the general partner of MRF Holdings and thus beneficially owns 1,907,612.19 shares owned of record by MRF Holdings. Bain Capital Credit Member, LLC disclaims beneficial ownership of shares of Common Stock held by F Holdings and MRF Holdings except to the extent of its respective pecuniary interest therein. The address for Bain Capital Credit Member, LLC, F Holdings and MRF Holdings is 200 Clarendon Street, 37th Floor, Boston, MA 02116.
(4)	Includes shares held by The Michael A. Ewald 2010 Irrevocable Family Trust.
*	Represents less than 1.0%.

PORTFOLIO COMPANIES

The following table sets forth certain information as of March 31, 2025, for each portfolio company in which we had an investment. Other than these investments, our only formal relationships with our portfolio companies are the significant managerial assistance that we may provide upon request and the board observation or participation rights we may receive in connection with our investment. As indicated by footnote to the following table, we are deemed to “control” a portfolio company, as defined in the 1940 Act, because we own more than 25% of outstanding voting securities of such portfolio company. Where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company, we are deemed to be an “affiliate.” In general, under the 1940 Act, we would be presumed to “control” a portfolio company if we owned more than 25% of its voting securities and would be an “affiliate” of a portfolio company if we owned more than 5% of its outstanding voting securities.

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Equity and Debt Investments
A&R Logistics, Inc.	600 N. Hurstbourne Pkwy. Ste. 110, Louisville, KY 40222	Transportation: Cargo	First Lien Senior Secured Loan(9)	S + 5.65% (1.25% PIK) (1.00% Floor)	8/3/2026	$933	919	886	—
			First Lien Senior Secured Loan(9)	S + 5.65% (1.25% PIK) (1.00% Floor)	8/3/2026	$2,394	2,393	2,273	—
			First Lien Senior Secured Loan(9)	S + 5.65% (1.25% PIK) (1.00% Floor)	8/3/2026	$2,688	2,687	2,554	—
			First Lien Senior Secured Loan(9)	S + 5.65% (1.25% PIK) (1.00% Floor)	8/3/2026	$5,902	5,899	5,606	—
			First Lien Senior Secured Loan(4)(9)	S + 5.65% (1.25% PIK) (1.00% Floor)	8/3/2026	$13,087	13,081	12,433	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (1.25% PIK) (1.00% Floor)	8/3/2026	$4,731	4,676	4,422	—
Abracon Group Holding, LLC.	5101 Hidden Creek Ln, Spicewood, TX 78669	Wholesale	First Lien Senior Secured Loan(4)(8)(9)	S + 2.00% (4.60% PIK) (0.75% Floor)	7/6/2028	$14,437	14,317	10,577	—
			First Lien Senior Secured Loan - Revolver(8)(9)	S + 2.05% (4.60% PIK) (0.75% Floor)	7/6/2028	$2,064	2,017	1,512	—
ACAMS	152 West 57th Street, New York, NY 10019	Services: Business	Equity Interest(9)	—	—	3,337	3,337	2,414	—
Access	Armstrong Building, Oakwood Drive Loughborough University Science & Enterprise Park, Loughborough LE11 3QF, United Kingdom	High Tech Industries	First Lien Senior Secured Loan(3)(9)	SONIA + 5.25% (0.00% Floor)	6/28/2029	£80	99	103	—
ADT Pizza, LLC	3867 Plaza Tower Dr. Baton Rouge, LA 70816	Beverage, Food & Tobacco	Equity Interest(6)(9)	—	—	6,720	3,373	3,252	—
AdThrive	417 Fifth Ave New York, New York 10016	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan	S + 4.36% (0.00% Floor)	3/23/2028	$4,949	4,879	4,870	—
Advanced Aircrew	170 Meeting Street, Suite 110, Charleston, SC 29401	Services: Business	First Lien Senior Secured Loan(9)	S + 6.50% (1.00% Floor)	7/26/2030	$5,081	5,036	5,056	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.50% (1.00% Floor)	7/26/2030	$—	—	(3)	—
			Preferred Equity(9)	—	—	592	592	622	—
AEG Vision	4835 LBJ Fwy Suite 850, Dallas, TX 75244	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(4)(9)	S + 5.90% (1.00% Floor)	3/27/2027	$2,053	2,037	2,053	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.90% (1.00% Floor)	3/27/2027	$9,482	8,956	9,482	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.90% (1.00% Floor)	3/27/2027	$16,309	16,179	16,309	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.90% (1.00% Floor)	3/27/2027	$17,787	17,645	17,787	—
AgroFresh Solutions	510-530 Walnut St #1350, Philadelphia, PA 19106	Beverage, Food & Tobacco	First Lien Senior Secured Loan(9)	S + 6.35% (1.00% Floor)	3/31/2029	$6,153	6,021	6,153	—
			First Lien Senior Secured Loan(4)(9)	S + 6.35% (1.00% Floor)	3/31/2029	$10,914	10,747	10,914	—
			First Lien Senior Secured Loan - Revolver(9)	S + 6.35% (1.00% Floor)	3/31/2028	$5,015	4,945	5,015	—
Allbridge	2710 Wycliff Road Raleigh, NC 27607	Services: Business	First Lien Senior Secured Loan(4)(9)	S + 5.75% (1.00% Floor)	6/5/2030	$9,023	8,965	9,023	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.75% (1.00% Floor)	6/5/2030	$—	—	—	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.75% (1.00% Floor)	6/5/2030	$—	(25)	—	—
Allworth Financial Group, L.P.	8775 Folsom Blvd Sacramento, CA 95826	FIRE: Finance	First Lien Senior Secured Loan(4)(9)	S + 4.75% (1.00% Floor)	12/23/2027	$1,474	1,465	1,474	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	12/23/2027	$877	840	877	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 4.75% (1.00% Floor)	12/23/2027	$854	847	854	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 4.75% (1.00% Floor)	12/23/2027	$—	(8)	—	—
American Trailer Rental Group	13121 Walton Verona Road, Walton, Kentucky 41094	Automotive	Subordinated Debt(9)	5.50% (8.75% PIK) (0.00% Floor)	12/1/2027	$5,557	5,519	5,222	—
			Subordinated Debt(9)	5.50% (8.75% PIK) (0.00% Floor)	12/1/2027	$17,144	16,975	16,115	—
			Subordinated Debt(9)	5.50% (8.75% PIK) (0.00% Floor)	12/1/2027	$21,408	21,204	20,124	—
AMI	1999 Bryan St. Dallas, TX 75201	Services: Business	First Lien Senior Secured Loan(4)(9)	S + 5.25% (0.75% Floor)	10/17/2031	$9,274	9,209	9,204	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (0.75% Floor)	10/17/2031	$767	733	733	—
Ansett Aviation Training	50 Garden Drive Tullamarine 3043 Victoria Australia	Aerospace & Defense	Equity Interest(3)(6)(9)	—	—	5,119	3,842	8,994	—
			First Lien Senior Secured Loan(3)(6)(9)	BBSY + 4.69% (0.00% Floor)	9/24/2031	AUD 7,072	5,308	4,414	—
AOM Infusion	6310 Southwest Boulevard, Suite 204, Fort Worth, TX 76109 USA	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 5.00% (0.75% Floor)	3/19/2032	$3,643	3,606	3,606	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (0.75% Floor)	3/19/2032	$—	(6)	(3)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (0.75% Floor)	3/19/2032	$—	(4)	(4)	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
AP Plastics Group, LLC	103 Foster St Peabody, Massachusetts, 01960	Chemicals, Plastics & Rubber	First Lien Senior Secured Loan(4)(9)	S + 4.85% (0.75% Floor)	8/10/2028	$2,149	2,129	2,149	—
			First Lien Senior Secured Loan(4)(9)	S + 4.85% (0.75% Floor)	8/10/2028	$8,117	7,981	8,117	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 4.75% (0.75% Floor)	8/10/2028	$176	176	176	—
Apollo Intelligence	480 Pleasant St, Watertown, MA 02472	Healthcare & Pharmaceuticals	Equity Interest(9)	—	—	34	3,378	2,916	—
			First Lien Senior Secured Loan(4)(9)	S + 5.75% (0.75% Floor)	5/31/2028	$15,039	15,223	14,964	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.75% (0.75% Floor)	5/31/2028	$6,710	6,672	6,660	—
Applitools	Shoham 5 St., 14th Floor Ramat-Gan, 5251001	High Tech Industries	First Lien Senior Secured Loan(3)(9)	S + 6.25% PIK (0.75% Floor)	5/25/2029	$20,019	19,921	19,668	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.25% PIK (0.75% Floor)	5/25/2028	$—	(18)	(51)	—
Appriss Holdings, Inc.	9901 Linn Station Rd, Louisville, Kentucky 40223, US	High Tech Industries	First Lien Senior Secured Loan(9)	S + 5.00% (1.00% Floor)	3/10/2031	$22,114	21,948	21,948	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	3/10/2031	$—	(13)	(13)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	3/10/2031	$380	354	354	—
			Equity Interest(9)	—	—	2,136	1,606	1,786	—
			First Lien Senior Secured Loan(9)	S + 7.15% (1.00% Floor)	5/6/2027	$10,996	10,905	10,996	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.15% (1.00% Floor)	5/6/2027	$—	(5)	—	—
Aptus 1724 Gmbh	Schlesische Strabe 29-30 10997 Berlin, Germany	Media: Diversified & Production	First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 4.15% (4.00% PIK) (0.25% Floor)	3/3/2028	$5,094	5,094	4,075	—
AQ Software Corporation	8800 W Baymeadows Way #500 Jacksonville, FL 32256	High Tech Industries	Preferred Equity(9)	—	—	1	507	502	—
			Preferred Equity(9)	—	—	1	1,107	1,095	—
			Preferred Equity(9)	—	—	1	1,431	1,431	—
			Preferred Equity(9)	—	—	2	1,844	1,825	—
Arctic Glacier U.S.A., Inc.	500 Fenimore Rd, Mamaroneck, NY 10543	Beverage, Food & Tobacco	First Lien Senior Secured Loan(9)	S + 6.76% (4.00% PIK) (2.00% Floor)	5/24/2028	$12,519	12,350	12,019	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.76% (4.00% PIK) (2.00% Floor)	5/24/2028	$1,543	1,513	1,465	—
ARL Holdings, LLC	600 N. Hurstbourne Pkwy. Ste. 110 Louisville, KY 40222	Transportation: Cargo	Equity Interest(9)	—	—	—	445	41	—
			Equity Interest(9)	—	—	9	9	—	—
ASP-r-pac Acquisition Co LLC	132 W 36th Street New York, NY 10018	Containers, Packaging & Glass	First Lien Senior Secured Loan(4)(9)	S + 6.26% (0.75% Floor)	12/29/2027	$5,769	5,664	5,769	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.11% (0.75% Floor)	12/29/2027	$1,601	1,562	1,601	—
ATS	3121 109th Street SW Everett, WA 98204 USA	Aerospace & Defense	First Lien Senior Secured Loan(4)(9)	S + 5.75% (1.00% Floor)	7/12/2029	$7,083	7,003	7,083	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.75% (1.00% Floor)	7/12/2029	$1,149	1,149	1,149	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Avalon Acquiror, Inc.	152 West 57th Street New York, NY 10019	Services: Business	First Lien Senior Secured Loan(4)(9)	S + 6.25% (1.00% Floor)	3/10/2028	$14,244	14,165	14,101	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.25% (1.00% Floor)	3/10/2028	$5,882	5,789	5,798	—
Awayday	4640 Admiralty Way, 11th Floor, Marina del Rey, CA 90292	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(4)(9)	S + 5.25% (1.00% Floor)	9/6/2031	$19,242	19,069	19,242	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.25% (1.00% Floor)	9/6/2031	$3,688	3,688	3,688	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.25% (1.00% Floor)	9/6/2031	$12,242	12,199	12,242	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.00% Floor)	9/6/2030	$698	683	698	—
AXH Air Coolers	401 E Lowry Rd, Claremore, OK 74017	Capital Equipment	First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	10/31/2029	$7,045	6,997	7,045	—
			First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	10/31/2029	$7,400	7,342	7,400	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	10/31/2029	$871	840	871	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	10/31/2029	$1,835	1,793	1,835	—
			Preferred Equity(9)	—	—	3,417	1,104	6,917	—
Bain Capital Senior Loan Program, LLC	200 Clarendon Street, 37th Floor, Boston, MA 02116	Investment Vehicles	Equity Interest Investment Vehicles(3)(6)(7)	—	—	10	5,594	6,087	—
			Preferred Equity Interest Investment Vehicles(3)(6)(7)	—	—	10	10	701	—
			Subordinated Note Investment Vehicles(3)(6)(7)(9)	10.00% (0.00% Floor)	12/27/2033	$148,995	148,995	136,930	—
BCC Jetstream Holdings Aviation	2601 South Bayshore Drive, Suite 1130, Miami, FL 33133	Aerospace & Defense	Equity Interest(6)(7)	—	—	1,116	1,116	—	—
			Equity Interest(3)(6)(7)	—	—	11,863	11,863	10,483	—
			First Lien Senior Secured Loan(6)(7)	—	—	$8,013	8,013	6,371	—
BCSF Project Aberdeen, LLC	510-530 Walnut St #1350, Philadelphia, PA 19106	Beverage, Food & Tobacco	Equity Interest(9)	—	—	2,217	2,217	2,358	—
Beacon Specialized Living	890 N 10th St., Suite 110, Kalamazoo, MI 49009	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	3/25/2028	$4,963	4,919	4,963	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	3/25/2028	$2,444	2,333	2,444	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	3/25/2028	$—	—	—	—
Beneficium	1 Clive Pl, Penarth CF64 1AU, UK	Services: Business	First Lien Senior Secured Loan(3)(9)	SONIA + 5.75% (1.00% Floor)	6/28/2031	£7,497	9,394	9,531	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	SONIA + 5.75% (1.00% Floor)	6/28/2031	£—	—	(140)	—
Brook Bidco	Clockwise Offices. Riverhouse, 48-60 High Street, Belfast, Northern Ireland, BT1 2BE	Services: Business	First Lien Senior Secured Loan(3)(9)	S + 4.18% (3.50% PIK) (0.75% Floor)	7/10/2028	£123	164	159	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan(3)(9)	S + 4.18% (3.50% PIK) (0.75% Floor)	7/10/2028	£345	460	445	—
			First Lien Senior Secured Loan(3)(9)	SONIA + 4.03% (3.50% PIK) (0.00% Floor)	7/10/2028	£861	1,160	1,084	—
			Preferred Equity(3)(9)	—	—	5,675	7,783	7,208	—
BTX Precision	1800 Greenleaf Ave., Elk Grove Village, IL 60007	Aerospace & Defense	Equity Interest(9)	—	—	2	2,199	2,792	—
			First Lien Senior Secured Loan(4)(9)	S + 5.00% (1.00% Floor)	7/25/2030	$6,248	6,196	6,248	—
			First Lien Senior Secured Loan(4)(9)	S + 5.00% (1.00% Floor)	7/25/2030	$7,665	7,605	7,665	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	7/25/2030	$—	(62)	—	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	7/25/2030	$14,005	13,910	14,005	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	7/25/2030	$—	(33)	—	—
Cardo	Azec Group House, 11-15 Seaton Place, St. Helier, Jersey, JE4 0QH	Automotive	First Lien Senior Secured Loan(3)(9)	S + 5.25% (0.00% Floor)	5/12/2028	$98	97	98	—
Caregiver	4800 Overton Plaza, Fort Worth, TX 76109	Healthcare & Pharmaceuticals	Subordinated Debt(9)	16.50% PIK (0.00% Floor)	1/1/2030	$8,696	8,593	8,588	—
CB Titan Holdings, Inc.	Tecomet, Inc. 115 Eames Street, Wilmington, MA 01887	Healthcare & Pharmaceuticals	Preferred Equity(9)	—	—	1,953	1,953	—	—
Chartbeat	701 Tillery St, Unit 12-1019, Austin, TX 78702	High Tech Industries	Subordinated Debt(9)	16.00% PIK (0.00% Floor)	10/4/2030	$11,457	11,278	11,285	—
			Warrants(9)	—	—	1	—	—	—
Chase Industries, Inc.	10021 Commerce Park Dr. Cincinnati, OH 45246	Construction & Building	First Lien Senior Secured Loan(9)	S + 5.65% (1.50% PIK) (1.00% Floor)	11/11/2027	$27,399	26,791	26,372	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.65% (1.50% PIK) (1.00% Floor)	11/11/2027	$2,686	2,626	2,585	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.65% (1.50% PIK) (1.00% Floor)	11/11/2027	$1,084	1,024	1,020	—
Chilton	361 Quarry Rd San Carlos, California 94070 US	Automotive	First Lien Senior Secured Loan(9)	S + 5.50% (1.00% Floor)	2/5/2031	$23,014	22,853	22,841	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	2/5/2031	$—	(24)	(25)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	2/5/2031	$569	542	541	—
Choreo	330 N Wabash Ave Suite 3200, Chicago, IL 60611	FIRE: Finance	First Lien Senior Secured Loan - Delayed Draw(5)(9)	—	2/18/2028	$—	—	—	—
City BBQ	5168 Blazer Parkway Dublin, Ohio 43017	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(4)(9)	S + 5.35% (1.00% Floor)	9/4/2030	$15,341	15,224	15,341	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.35% (1.00% Floor)	9/4/2030	$—	—	—	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.35% (1.00% Floor)	9/4/2030	$—	(38)	—	—
			Preferred Equity(9)	—	—	5	1,271	1,345	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Cloud Technology Solutions	Bloc Offices, 17 Marble Street, Manchester, United Kingdom M2 3AW	High Tech Industries	First Lien Senior Secured Loan - Delayed Draw(3)(9)	SONIA + 2.23% (4.77% PIK) (1.00% Floor)	10/17/2031	£2,043	2,595	2,623	—
			Preferred Equity(3)(9)	—	—	4,408	5,360	5,417	—
Concert Golf Partners Holdco LLC	300 International Parkway Suite 150 Lake Mary, FL 32746	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(4)(9)	S + 4.75% (0.75% Floor)	3/31/2031	$6,675	6,587	6,675	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 4.75% (0.75% Floor)	4/1/2031	$—	(49)	—	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 4.75% (0.75% Floor)	4/1/2030	$—	(25)	—	—
Congress Wealth	155 Seaport Blvd, Boston, MA 02210	FIRE: Finance	Equity Interest(9)	—	—	16	323	589	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	—	6/30/2029	$—	(35)	—	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.60% (1.00% Floor)	6/30/2029	$1,650	1,648	1,650	—
			First Lien Senior Secured Loan - Delayed Draw(4)(5)(9)	S + 5.60% (1.00% Floor)	6/30/2029	$6,357	6,357	6,357	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (1.00% Floor)	6/30/2029	$—	—	—	—
Cube	2 More London Riverside, London, United Kingdom, SE1 2AP	Services: Business	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 3.00% (4.50% PIK) (0.00% Floor)	5/20/2031	$—	—	—	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 3.00% (4.50% PIK) (0.00% Floor)	5/20/2031	$8,836	8,836	8,858	—
Darcy Partners	910 Louisiana St #4650, Houston, TX 77002	Services: Business	Equity Interest(9)	—	—	359	360	521	—
			First Lien Senior Secured Loan(9)	S + 7.75% (0.00% Floor)	6/1/2028	$1,492	1,483	1,492	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.75% (0.00% Floor)	6/1/2028	$—	—	—	—
Datix Bidco Limited	311 S Wacker Dr Suite 4900 Chicago, IL 60606	Services: Business	First Lien Senior Secured Loan(9)	S + 5.50% (0.50% Floor)	4/30/2031	$16,626	16,334	16,626	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	S + 5.50% (0.50% Floor)	4/30/2031	$—	(25)	—	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	S + 5.50% (0.50% Floor)	10/30/2030	$—	(35)	—	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	S + 5.50% (0.50% Floor)	10/30/2030	£—	—	—	—
DC Blox	1040 Crown Pointe Pkwy, Suite 560, Atlanta, Georgia 30338	Telecommunications	Equity Interest(6)(9)	—	—	51	—	—	—
			First Lien Senior Secured Loan(6)(9)	S + 1.00% (9.00% PIK) (1.00% Floor)	6/30/2025	$1,417	1,370	1,417	—
			Preferred Equity(6)(9)	—	—	5	3,851	5,208	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			Preferred Equity(6)(9)	—	—	7	—	5,743	—
			Preferred Equity(6)(9)	—	—	38	37,842	39,004	—
Discovery Senior Living	3461 Bonita Bay Blvd #100 Bonita Springs, FL 34134	Services: Business	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	3/18/2030	$1,181	1,123	1,181	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	3/18/2030	$—	(23)	—	—
DiversiTech	3039 Premiere Pkwy Suite 600, Duluth, GA 30097	Capital Equipment	First Lien Senior Secured Loan	S + 3.76% (0.50% Floor)	12/22/2028	$1	1	1	—
DTIQ	111 Speen St #550, Framingham, MA 01701	Services: Business	Equity Interest(9)	—	—	3,995	—	936	—
			First Lien Senior Secured Loan(4)(9)	S + 7.50% (3.50% Floor)	9/30/2029	$16,693	16,426	16,443	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 7.50% (3.50% Floor)	9/30/2029	$—	(36)	(81)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.50% (3.50% Floor)	9/30/2029	$—	—	(60)	—
Duraco	7400 Industrial Drive Forest Park, IL 60130	Chemicals, Plastics & Rubber	First Lien Senior Secured Loan(4)(9)	S + 6.50% (1.50% Floor)	6/6/2029	$11,704	11,546	11,353	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.50% (1.50% Floor)	6/6/2029	$199	173	139	—
Eagle Rock Capital Corporation	1925 Century Park East Suite 1700 Los Angeles, CA 90067	High Tech Industries	Preferred Equity(9)	—	—	3,345	3,345	7,935	—
East BCC Coinvest II, LLC	6750 Dumbarton Circle Fremont, CA 94555	Capital Equipment	Equity Interest(9)	—	—	1,419	1,229	463	—
Easy Ice	925 W Washington St #100, Marquette, MI 49855	Services: Business	First Lien Senior Secured Loan(4)(9)	S + 5.40% (1.00% Floor)	10/30/2030	$14,526	14,323	14,308	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.40% (1.00% Floor)	10/30/2030	$2,208	2,135	2,051	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.40% (1.00% Floor)	10/30/2030	$—	(73)	(78)	—
Efficient Collaborative Retail Marketing Company, LLC	27070 Miles Road Suite A Solon, OH 44139	Media: Diversified & Production	First Lien Senior Secured Loan(9)	S + 6.01% (3.75% PIK) (1.00% Floor)	12/31/2025	$11,258	9,425	9,119	—
			First Lien Senior Secured Loan(9)	S + 6.01% (3.75% PIK) (1.00% Floor)	9/30/2026	$17,310	14,416	14,021	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.61% (1.00% Floor)	9/30/2026	$1,244	1,244	1,244	—
EHE Health	600 Fifth Avenue, 5th Floor New York, NY 10020	Healthcare & Pharmaceuticals	Equity Interest(9)	—	—	2,178	2,178	2,178	—
			First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	8/7/2030	$10,842	10,745	10,842	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	8/7/2030	$—	—	—	—
Electronic Merchant Systems	250 W Huron Rd #400 Cleveland, OH 44113	Services: Business	Equity Interest(9)	—	—	148	1,596	1,833	—
			First Lien Senior Secured Loan(4)(9)	S + 5.00% (0.75% Floor)	8/1/2030	$7,133	7,020	7,062	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (0.75% Floor)	8/1/2030	$—	—	(20)	—
Elevator Holdco Inc.	10850 W. Park Place, Suite 600 Milwaukee, WI 53224	Services: Business	Equity Interest(9)	—	—	2	2,448	3,374	—
Eleven Software	315 SW 11th Ave, third floor, Portland, Oregon 97205	High Tech Industries	First Lien Senior Secured Loan(9)	S + 8.25% (0.00% Floor)	4/25/2027	$7,439	7,403	7,439	—
			First Lien Senior Secured Loan - Revolver(9)	S + 8.10% (0.00% Floor)	9/25/2026	$1,488	1,483	1,488	—
			Preferred Equity(9)	—	—	109	109	132	—
			Preferred Equity(9)	—	—	896	896	1,088	—
Elk	3681 Prism Lane Kieler, WI 53812	Construction & Building	Equity Interest(9)	—	—	1	7	810	—
			Preferred Equity(9)	—	—	72	722	1,107	—
Ergotron Acquisition LLC	1181 Trapp Road Saint Paul, MN 55121	Capital Equipment	First Lien Senior Secured Loan(4)(9)	S + 5.25% (0.75% Floor)	7/6/2028	$10,964	10,828	10,964	—
E-Tech Group	8614 Jacquemin Dr, West Chester Township, OH 45069	Services: Business	First Lien Senior Secured Loan - Revolver(5)(9)	P + 4.50% (1.00% Floor)	4/9/2030	$182	171	162	—
Evriholder	975 W Imperial Hwy. #100, Brea, California 92821	Consumer Goods: Non-Durable	First Lien Senior Secured Loan(4)(9)	S + 6.90% (1.50% Floor)	1/24/2028	$6,016	5,973	5,986	—
Facts Global Energy	133 Aldersgate Street, London, EC1A 4JA, United Kingdo	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	S + 5.25% (0.00% Floor)	12/20/2031	$—	(30)	(63)	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 5.25% (0.00% Floor)	12/20/2031	$6,813	6,749	6,745	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 5.25% (0.00% Floor)	12/20/2031	$9,461	9,420	9,367	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	S + 5.25% (0.00% Floor)	6/20/2031	$—	(15)	(16)	—
FCG Acquisitions, Inc.	3915 Shopton Rd, Charlotte, NC 28217	Capital Equipment	Preferred Equity(9)	—	—	4	—	—	—
Fiduciaire Jean-Marc Faber	63-65 Rue de Merl, 2146 Märel Luxembourg	Services: Business	First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	—	2/13/2032	€—	(83)	(86)	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	—	2/13/2032	€—	(16)	(35)	—
Fineline Technologies, Inc.	7337 Westview Drive Kent, OH 44240	Consumer Goods: Non-Durable	Equity Interest(9)	—	—	939	939	1,288	—
Forward Slope	2020 Camino Del Rio N STE 400 San Diego, CA 92108	Aerospace & Defense	Equity Interest(9)	—	—	930	930	1,497	—
			First Lien Senior Secured Loan(9)	S + 5.60% (1.00% Floor)	8/22/2029	$5,604	5,537	5,604	—
			First Lien Senior Secured Loan(9)	S + 5.60% (1.00% Floor)	8/22/2029	$6,123	6,000	6,123	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.60% (1.00% Floor)	8/22/2029	$18,363	17,996	18,363	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (1.00% Floor)	8/22/2029	$2,961	2,799	2,961	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Gale Aviation	PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands	Aerospace & Defense	Equity Interest(3)(6)(7)(9)	—	—	74,166	74,166	70,770	—
Galeria	9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg	Retail	Equity Interest(3)(9)	—	—	101	22	22	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	15.00% PIK (0.00% Floor)	4/9/2029	€9,261	9,933	10,013	—
Gills Point S	558 Curran Hwy North Adams, MA 01247	Automotive	Equity Interest(9)	—	—	2	215	231	—
			First Lien Senior Secured Loan(9)	S + 5.50% (1.00% Floor)	5/17/2029	$3,689	3,665	3,689	—
			First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	5/17/2029	$12,473	12,473	12,473	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.50% (1.00% Floor)	5/17/2029	$1,247	1,233	1,247	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.50% (1.00% Floor)	5/17/2029	$7,365	7,365	7,365	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.50% (1.00% Floor)	5/17/2029	$3,577	3,516	3,577	—
Goodfellow	Units C1-C3 Spitfire Close, Ermine Business Park, Huntingdon, Cambridgeshire, England, PE29 6WR	Capital Equipment	First Lien Senior Secured Loan(3)(9)	S + 5.25% (1.00% Floor)	2/10/2032	$2,224	2,203	2,202	—
			First Lien Senior Secured Loan(3)(9)	SONIA + 5.25% (1.00% Floor)	2/6/2032	£1,059	1,301	1,354	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	SONIA + 5.25% (1.00% Floor)	2/10/2032	£1,614	2,080	2,072	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 5.25% (1.00% Floor)	2/10/2032	€1,705	1,744	1,843	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 5.25% (1.00% Floor)	2/10/2032	€5,500	5,627	5,946	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	E + 5.25% (1.00% Floor)	2/10/2032	£—	—	—	—
Govineer Solutions	110 Main St Ste 3 Polson, MT 59860	High Tech Industries	First Lien Senior Secured Loan(9)	S + 5.00% (1.00% Floor)	10/7/2030	$7,420	7,370	7,364	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	10/7/2030	$—	(45)	(59)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	10/7/2030	$—	(30)	(39)	—
Grammer Investment Holdings LLC	18375 East 345 South Grammer, IN 47236	Transportation: Cargo	Equity Interest(9)	—	—	1,011	1,019	332	—
			Preferred Equity(9)	—	—	11	1,095	1,183	—
			Warrants(9)	—	—	122	—	—	—
Great Expressions Dental Center PC	29777 Telegraph Rd Ste 3000, Southfield, Michigan, 48034	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 1.15% (3.00% PIK) (1.00% Floor)	9/30/2026	$9,859	9,880	8,874	—
GSP Holdings, LLC	10421 S Jordan Gateway Ste 600 South Jordan, UT 84095	Aerospace & Defense	First Lien Senior Secured Loan(4)(9)	S + 5.90% (1.00% Floor)	11/5/2027	$1,127	1,109	1,048	—
			First Lien Senior Secured Loan(4)(9)	S + 5.90% (1.00% Floor)	11/5/2027	$9,549	9,552	8,880	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Revolver(9)	S + 5.90% (1.00% Floor)	11/5/2027	$4,551	4,546	4,232	—
Gulf Winds International	5300 Highway 146 Seabrook, TX 77586 USA	Transportation: Cargo	First Lien Senior Secured Loan(9)	S + 7.60% (1.00% Floor)	12/16/2028	$1,074	1,064	1,031	—
			First Lien Senior Secured Loan(4)(9)	S + 7.60% (1.00% Floor)	12/16/2028	$11,974	11,725	11,495	—
			First Lien Senior Secured Loan - Revolver(9)	S + 7.60% (1.00% Floor)	12/16/2028	$5,292	5,194	5,080	—
HealthDrive	100 Crossing Blvd, Framingham, MA 01702	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 6.10% (1.00% Floor)	8/20/2029	$1,903	1,903	1,903	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 6.10% (1.00% Floor)	8/20/2029	$271	271	271	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 6.10% (1.00% Floor)	8/20/2029	$606	599	606	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.10% (1.00% Floor)	8/20/2029	$—	—	—	—
			Preferred Equity(9)	—	—	18	1,822	1,897	—
Hellers	Care of Simpson Grierson, Level 27, Lumley Centre, 88 Shortland Street, Auckland, 1010	Beverage, Food & Tobacco	First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	—	9/27/2030	NZ$ —	(14)	(14)	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	BKBM + 3.56% (2.19% PIK) (0.00% Floor)	9/27/2030	NZ$ 3,979	2,423	2,188	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	BBSY + 3.56% (2.19% PIK) (0.00% Floor)	9/27/2030	AUD 1,789	1,240	1,083	—
			Subordinated Debt(3)(9)	15.00% PIK (0.00% Floor)	3/27/2031	NZ$ 474	292	261	—
Hempz	5770 North Dallas Parkway Dallas, TX 75248	Consumer Goods: Non-Durable	First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	10/25/2029	$2,293	2,275	2,276	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.00% Floor)	10/25/2029	$—	(15)	(14)	—
Hultec	1300 East Berry Street, Fort Worth	Wholesale	Equity Interest(9)	—	—	1	651	995	—
iBanFirst	Avenue Louise 350 1050 Brussels—Belgium	Services: Business	First Lien Senior Secured Loan(3)(9)	E + 10.00% PIK (0.00% Floor)	7/13/2028	€99	104	107	—
			First Lien Senior Secured Loan(3)(9)	E + 10.00% PIK (0.00% Floor)	7/13/2028	€3,792	3,949	4,099	—
			First Lien Senior Secured Loan(3)(9)	E + 10.00% PIK (0.00% Floor)	7/13/2028	€3,996	4,116	4,320	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 10.00% PIK (0.00% Floor)	7/13/2028	€3,654	3,759	3,951	—
			Preferred Equity(3)(9)	—	—	7,112	8,136	24,394	—
ImageTrend	20855 Kensington Blvd. Lakeville, MN 55044	Services: Business	First Lien Senior Secured Loan(9)	S + 6.00% (1.00% Floor)	1/31/2029	$2,500	2,477	2,500	—
			First Lien Senior Secured Loan(9)	S + 6.00% (1.00% Floor)	1/31/2029	$17,000	16,809	17,000	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.00% (1.00% Floor)	1/31/2029	$—	(38)	—	—
Insigneo Financial Group LLC	275 Madison Ave 38th floor New York, NY 10016	FIRE: Finance	Equity Interest(9)	—	—	534	535	2,796	—
			First Lien Senior Secured Loan(9)	S + 6.60% (1.00% Floor)	8/1/2028	$267	262	267	—
			First Lien Senior Secured Loan(9)	10.00% PIK (0.00% Floor)	8/1/2027	$2,071	2,086	2,071	—
International Senior Loan Program, LLC	200 Clarendon Street, 37th Floor Boston, MA 02116	Investment Vehicles	Equity Interest Investment Vehicles(3)(6)(7)	—	—	63,587	60,615	54,207	—
			Subordinated Note Investment Vehicles(3)(6)(7)(9)	S + 8.00% (0.00% Floor)	2/22/2028	$190,729	190,729	190,729	—
Intoxalock	91 N Prospect Ave Bergenfield, NJ 07621	Automotive	First Lien Senior Secured Loan(4)(9)	S + 5.10% (1.00% Floor)	11/1/2028	$11,974	11,897	11,974	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.10% (1.00% Floor)	11/1/2028	$—	(20)	—	—
JHCC Holdings, LLC	1318 Pike Road Pike Road, AL 36406	Automotive	First Lien Senior Secured Loan(4)(9)	S + 5.25% (1.00% Floor)	9/9/2027	$11,892	11,830	11,892	—
			First Lien Senior Secured Loan - Revolver(5)(9)	P + 4.25% (0.00% Floor)	9/9/2027	$1,133	1,103	1,133	—
Kpler	609 Main St, Houston, TX 77002	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan(3)(9)	SONIA + 6.25% (1.00% Floor)	3/3/2030	£100	120	129	—
			First Lien Senior Secured Loan(3)(9)	E + 6.25% (1.00% Floor)	3/3/2030	€100	106	108	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 6.25% (0.00% Floor)	3/3/2030	€100	106	108	—
Lagerbox	Hanauer Landstrasse 314 D-60314 Frankfurt am Main	FIRE: Finance	First Lien Senior Secured Loan(3)(9)	E + 3.50% (1.00% Floor)	12/20/2028	€750	779	811	—
Le Berger SA	892 rue Yves Kermen, BOULOGNE-BILLANCOURT, 92100, FR	Hotel, Gaming & Leisure	First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 3.75% (1.00% Floor)	2/21/2028	€500	522	539	—
Legacy Corporate Lending HoldCo, LLC	5717 Legacy Drive, Suite 250 Plano, TX 75024	FIRE: Finance	Equity Interest(6)(7)(9)	—	—	1	—	—	—
			Equity Interest(6)(7)(9)	—	—	1	900	1,168	—
			Preferred Equity(6)(7)(9)	—	—	42	35,550	42,253	—
Lightning Finco Limited	1 St. James’s Market London, United Kingdom SW1Y 4AH	Media: Broadcasting & Subscription	First Lien Senior Secured Loan(3)(9)	S + 5.68% (0.75% Floor)	8/31/2028	$1,443	1,438	1,443	—
			First Lien Senior Secured Loan(3)(9)	E + 5.50% (0.75% Floor)	8/31/2028	€1,300	1,429	1,406	—
Lightning Holdings B, LLC	1 Airport Road, Suite #218 Morristown, NJ 07960 USA	Transportation: Cargo	Equity Interest(3)(6)(7)(9)	—	—	43,459	43,768	60,187	—
LogRhythm	385 Interlocken Crescent, Broomfield, CO 80021	High Tech Industries	First Lien Senior Secured Loan - Revolver(5)(9)	—	7/2/2029	$—	(11)	(25)	—
Mach Acquisition	8725 Moeller Dr Harbor Springs, MI 49740	Aerospace & Defense	First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.40% (1.00% Floor)	10/19/2026	$8,537	8,474	8,537	—
			First Lien Senior Secured Loan(9)	S + 7.65% (1.00% Floor)	10/19/2026	$34,436	34,219	34,436	—
Margaux UK Finance Limited	1 Newall Road London, Heathrow TW6 2AS United Kingdom	FIRE: Insurance	First Lien Senior Secured Loan - Revolver(3)(9)	SONIA + 5.75% (0.00% Floor)	12/19/2025	£499	658	644	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Masco	17450 College Parkway, Livonia, MI 48152	Healthcare & Pharmaceuticals	Subordinated Debt(3)(9)	E + 10.00% PIK (0.00% Floor)	10/4/2032	€5,000	5,350	5,271	—
masLabor	21 Court St Lovingston, VA 22949	Services: Business	Equity Interest(9)	—	—	173	173	433	—
			First Lien Senior Secured Loan(9)	S + 7.50% (0.00% Floor)	7/1/2027	$8,298	8,178	8,298	—
Master ConcessionAir	1200 NW 78 Ave. Suite #400 Doral, FL 33126	Services: Consumer	First Lien Senior Secured Loan(9)	S + 8.75% (3.00% Floor)	6/21/2029	$1,734	1,702	1,699	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 8.75% (3.00% Floor)	6/21/2029	$184	184	175	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 8.50% (3.00% Floor)	6/21/2029	$175	171	171	—
McLarens Acquisition Inc.	1 Newall Road London, Heathrow TW6 2AS United Kingdom	FIRE: Insurance	First Lien Senior Secured Loan(4)(9)	S + 5.90% (0.75% Floor)	12/19/2025	$11,887	11,857	11,887	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.90% (0.75% Floor)	12/16/2025	$748	747	748	—
			First Lien Senior Secured Loan - Revolver(9)	S + 5.90% (0.75% Floor)	12/19/2025	$2,872	2,872	2,872	—
Meriplex Communications, Ltd.	10111 Richmond Ave. #500, Houston, TX 77042	Telecommunications	First Lien Senior Secured Loan(4)(9)	S + 5.10% (0.75% Floor)	7/17/2028	$12,032	11,885	11,851	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.10% (0.75% Floor)	7/17/2028	$7,157	7,097	7,049	—
			First Lien Senior Secured Loan - Revolver(9)	S + 5.10% (0.75% Floor)	7/17/2028	$2,824	2,793	2,782	—
Mertus 522. GmbH	Pettenkoferstraße 22 a, 80336 München, Germany	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(3)(9)	E + 6.25% (0.75% PIK) (0.00% Floor)	5/28/2026	€133	146	139	—
			First Lien Senior Secured Loan(3)(9)	E + 6.25% (0.75% PIK) (0.00% Floor)	5/28/2026	€227	253	237	—
Morrow Sodali	509 Madison Ave #1206 New York, NY 10022	Services: Business	First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.73% (1.00% Floor)	4/25/2028	$2,593	2,582	2,593	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.10% (1.00% Floor)	4/25/2028	$1,452	1,435	1,452	—
MRHT	Walther-von-Cronberg—Platz 6, 60594 Frankfurt a. Main, Germany	FIRE: Insurance	First Lien Senior Secured Loan(3)(9)	E + 6.75% (1.00% Floor)	2/1/2029	€956	1,020	1,034	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	E + 6.25% (0.00% Floor)	2/1/2029	€4,825	5,128	5,217	—
Music Creation Group Bidco GmbH	Schlesische Strabe 29-30 10997 Berlin, Germany	Media: Diversified & Production	First Lien Senior Secured Loan(3)(9)	S + 4.15% (4.00% PIK) (0.25% Floor)	3/3/2028	$4,165	4,109	3,332	—
MZR Aggregator	2200 Riverchase Ctr, Ste 600 Birmingham, Alabama, 35244	Services: Consumer	Equity Interest(9)	—	—	—	12	5	—
			Equity Interest(9)	—	—	1	798	342	—
MZR Buyer, LLC	2200 Riverchase Ctr, Ste 600 Birmingham, Alabama, 35244	Services: Consumer	First Lien Senior Secured Loan(4)(9)	S + 6.85% (0.50% PIK) (1.00% Floor)	12/22/2028	$137	135	130	—
			First Lien Senior Secured Loan(4)(9)	S + 6.85% (0.50% PIK) (1.00% Floor)	12/22/2028	$317	312	301	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan(4)(9)	S + 6.85% (0.50% PIK) (1.00% Floor)	12/22/2028	$11,783	11,703	11,194	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.85% (0.50% PIK) (1.00% Floor)	12/22/2028	$—	(26)	(87)	—
			First Lien Senior Secured Loan - Revolver(9)	S + 7.00% (0.50% PIK) (1.00% Floor)	12/22/2028	$5,210	5,154	4,949	—
Nafinco	Eslaan 1 1404 EE Bussum The Netherlands	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(3)(9)	E + 5.25% (0.00% Floor)	8/29/2031	€52	56	55	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	E + 5.25% (1.00% Floor)	8/29/2031	€1,465	1,510	1,549	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	E + 5.25% (0.00% Floor)	5/30/2031	€215	220	223	—
NearMap	Sydney, Tower 1 , Level 4/100 Barangaroo Avenue, Australia	High Tech Industries	First Lien Senior Secured Loan - Revolver(3)(5)(9)	—	12/9/2029	$—	(60)	—	—
New Look Vision Group	4405 Chemin du Bois-Franc Saint-Laurent, QC, H4S 1A8	Retail	First Lien Senior Secured Loan - Delayed Draw(3)(9)	CORRA + 5.82% (1.00% Floor)	5/26/2028	CAD 28	27	20	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	CORRA + 5.82% (1.00% Floor)	5/26/2028	CAD 54	43	38	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 4.15% (2.00% PIK) (0.00% Floor)	5/26/2028	$388	388	388	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	CORRA + 5.82% (1.00% Floor)	5/26/2026	CAD 694	474	483	—
New Milani Group LLC	2111 E 49th Street Vernon, CA 90058	Consumer Goods: Durable	First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	6/6/2026	$11,179	11,006	11,179	—
NPC International, Inc.	7300 West 129th St. Overland Park, KS 66213	Beverage, Food & Tobacco	Equity Interest(9)	—	—	274	410	34	—
Odyssey Behavioral Health	105 Westpark Dr Suite 410 Brentwood, TN 37027	Healthcare & Pharmaceuticals	Equity Interest(9)	—	—	22	2,234	2,388	—
			First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	5/21/2031	$3,619	3,576	3,601	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.00% Floor)	11/21/2030	$—	(86)	(36)	—
OGH Bidco Limited	Unit 54 Merlin House Meteor Way Lee-on-the-Solent, Hants, United Kingdom PO13 9FU	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan(3)(9)	SONIA + 6.25% (0.00% Floor)	6/29/2029	£139	164	170	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	SONIA + 6.25% (0.00% Floor)	6/29/2029	£2,217	2,613	2,444	—
Opus2	Opus2 5 New Street Square London EC4A 3BF	Services: Business	Equity Interest(3)(9)	—	—	2,272	2,900	3,320	—
			First Lien Senior Secured Loan(3)(9)	SONIA + 5.80% (0.00% Floor)	5/5/2028	£123	168	158	—
Orion	601 S. Lake Destiny Drive, Suite 200, Maitland, FL 32751	Services: Business	First Lien Senior Secured Loan(9)	S + 5.00% (1.00% Floor)	3/19/2027	$4,264	4,225	4,221	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	3/19/2027	$—	(11)	(20)	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	3/19/2027	$—	(3)	(6)	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	3/19/2027	$320	317	313	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	3/19/2027	$—	(13)	(14)	—
Parcel2Go	The Cube Coe Street Bolton BL3 6BU	Services: Business	Equity Interest(3)(6)(7)(9)	—	—	—	—	—	—
			First Lien Senior Secured Loan(3)(6)(7)(9)	SONIA + 7.00% (0.00% Floor)	11/26/2031	£45	56	56	—
			Preferred Equity(3)(6)(7)(9)	—	—	14,221	—	—	—
Parmenion	Aurora (3rd Floor) Finzels Reach, Counterslip Bristol, United Kingdom, BS1 6BX	FIRE: Finance	First Lien Senior Secured Loan(3)(9)	SONIA + 5.50% (0.00% Floor)	5/23/2029	£295	369	381	—
PayRange	9600 NE Cascades Pkwy, Suite 280, Portland, OR 97220	High Tech Industries	Equity Interest(9)	—	—	4,527	4,527	4,716	—
			First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	10/31/2030	$7,079	7,014	7,026	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.00% Floor)	10/31/2030	$—	(39)	(31)	—
PCF	21300 Victory Blvd, Suite 700 Woodland Hills, CA 91367	FIRE: Insurance	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (0.75% Floor)	11/1/2028	$10,228	10,197	10,228	—
Pharmacy Partners	50 Lawrence Road, Springfield Township, NJ 07081	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 6.50% (1.50% Floor)	2/28/2029	$1,685	1,669	1,685	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.50% (1.50% Floor)	2/28/2029	$—	(54)	—	—
PlentyMarkets	Johanna-Waescher—Strabe 7, 34131, Kassel, Germany	High Tech Industries	First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	—	3/13/2032	€—	(142)	(143)	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	—	9/13/2031	€—	—	—	—
PMA	2135 City Gate Ln 7th floor, Naperville, IL 60563	FIRE: Finance	First Lien Senior Secured Loan(9)	S + 5.25% (0.75% Floor)	1/31/2031	$58	57	57	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (0.75% Floor)	1/31/2031	$—	(17)	(18)	—
Pollo Tropical	7255 Corporate Center Drive, Suite C, Miami, FL 33126	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	10/23/2029	$6,190	6,117	6,113	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.00% Floor)	10/23/2029	$—	(11)	(12)	—
PPT Group	Richmond Works, Lake View, Halifax, HX3 6EP, UK	Capital Equipment	Equity Interest(3)(9)	—	—	376	376	376	—
			First Lien Senior Secured Loan(3)(9)	SONIA + 5.50% (0.00% Floor)	2/28/2031	£6,177	7,711	7,913	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	SONIA + 5.50% (0.00% Floor)	2/28/2031	£—	(11)	(11)	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	SONIA + 5.50% (0.00% Floor)	2/28/2031	£—	(16)	(17)	—
PPX	One Seafood Way, Boston, MA 02210	Beverage, Food & Tobacco	Preferred Equity(9)	—	—	33	—	—	—
			Preferred Equity(9)	—	—	—	5,000	4,000	—
Precision Ultimate Holdings, LLC	10421 S Jordan Gateway Ste 600 South Jordan, UT 84095	Aerospace & Defense	Equity Interest(9)	—	—	620	781	858	—
			Equity Interest(9)	—	—	1,417	1,417	975	—
Premier Imaging, LLC	34 Maple Street, Norwalk, CT 06856	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(4)(9)	S + 2.26% (4.00% PIK) (1.00% Floor)	3/31/2026	$8,033	8,003	7,229	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 2.26% (4.00% PIK) (1.00% Floor)	3/31/2026	$2,167	2,157	1,950	—
PRGX	200 Galleria Parkway, Atlanta, Georgia, 30339, United State	Services: Business	First Lien Senior Secured Loan(9)	S + 5.50% (1.00% Floor)	12/20/2030	$17,562	17,399	17,386	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	12/20/2030	$—	(27)	(27)	—
PrimeFlight	3 Sugar Creek Center Blvd #450, Sugar Land, TX 77478	Transportation: Consumer	First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	5/1/2029	$9,405	9,315	9,405	—
			First Lien Senior Secured Loan(9)	S + 5.50% (1.00% Floor)	5/1/2029	$833	833	833	—
			First Lien Senior Secured Loan(4)(9)	S + 5.50% (1.00% Floor)	5/1/2029	$12,036	11,858	12,036	—
			First Lien Senior Secured Loan(9)	S + 5.25% (1.00% Floor)	5/1/2029	$4,045	3,992	4,045	—
Pure Wafer	2240 Ringwood Avenue San Jose, CA 95131 U.S.A.	Services: Business	Equity Interest(9)	—	—	1,236	1,236	1,236	—
			First Lien Senior Secured Loan(9)	S + 5.60% (1.00% Floor)	11/12/2030	$7,481	7,413	7,406	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.60% (1.00% Floor)	11/12/2030	$—	(9)	(20)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (1.00% Floor)	11/12/2030	$396	378	376	—
Pyramid Global Hospitality	30 Rowes Wharf Suite 5300, Boston, MA 02110	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(4)(9)	S + 5.25% (1.25% Floor)	1/19/2028	$5,286	5,268	5,286	—
			First Lien Senior Secured Loan(4)(9)	S + 5.25% (1.25% Floor)	1/19/2028	$9,800	9,620	9,800	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (1.25% Floor)	1/19/2028	$—	(47)	—	—
Reconomy	kelsall house, Stafford Ct Telford TF3 3BD, United Kingdom	Environmental Industries	First Lien Senior Secured Loan(3)(9)	SONIA + 6.25% (0.00% Floor)	7/12/2029	£68	83	87	—
			First Lien Senior Secured Loan(3)(9)	E + 6.00% (0.00% Floor)	7/12/2029	€27	28	29	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	E + 6.00% (0.00% Floor)	7/12/2029	£—	(72)	—	—
Red Nucleus	19 W. College Avenue, Suite 300 Yardley, PA 19067	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 5.25% (0.75% Floor)	10/17/2031	$—	3	—	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.25% (0.75% Floor)	10/17/2031	$—	(24)	(31)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (0.75% Floor)	10/17/2031	$507	476	487	—
RedMed Operations	16 Industrial Boulevard, Suite 203, Paoli, PA 19301, US	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(9)	S + 5.00% (1.00% Floor)	2/28/2031	$25,413	25,286	25,285	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	2/28/2031	$—	(7)	(7)	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	2/28/2031	$1,051	1,040	1,040	—
REP Coinvest III- A Omni, L.P.	1755 Transcentral Ct. Suite 400. Houston, Texas 77032	Transportation: Cargo	Equity Interest(9)	—	—	1,377	1,377	636	—
RetailNext	307 Orchard City Drive, Suite 100, Campbell, CA, USA 95008	High Tech Industries	First Lien Senior Secured Loan(9)	S + 7.00% (1.00% Floor)	12/5/2030	$17,007	16,850	16,837	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.00% (1.00% Floor)	12/5/2030	$—	(29)	(31)	—
Revalize, Inc.	8800 W Baymeadows Way #500 Jacksonville, FL 32256	High Tech Industries	First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.90% (1.00% Floor)	4/15/2027	$1,964	1,956	1,925	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.90% (1.00% Floor)	4/15/2027	$5,236	5,214	5,131	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.90% (1.00% Floor)	4/15/2027	$804	799	777	—
RoadOne	1 Kellaway Dr, Randolph, MA 02368	Transportation: Cargo	First Lien Senior Secured Loan(4)(9)	S + 6.25% (1.00% Floor)	12/29/2028	$11,974	11,721	11,974	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 6.25% (0.00% Floor)	12/29/2028	$936	923	936	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.25% (0.00% Floor)	12/29/2028	$1,729	1,647	1,729	—
Robinson Helicopter	2901 Airport Drive Torrance, CA 90505	Aerospace & Defense	Equity Interest(9)	—	—	1,592	507	2,551	—
RoC Skincare	261 Madison Avenue 16th Floor New York, New York 10016, US	Consumer Goods: Non-Durable	First Lien Senior Secured Loan(4)(9)	S + 5.75% (1.00% Floor)	2/21/2031	$9,900	9,774	9,900	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.75% (1.00% Floor)	2/21/2030	$—	(24)	—	—
Rydoo	Hendrik Consciencestraat 40/42, 2800 Mechelen, Belgium	Services: Business	Equity Interest(3)(9)	—	—	466	520	519	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	E + 6.75% (1.00% Floor)	9/12/2031	€1,556	1,722	1,666	—
			Preferred Equity(3)(9)	—	—	200	223	229	—
SAM	4801 Southwest Parkway Building Two, Suite 100 Austin, TX 78735	High Tech Industries	First Lien Senior Secured Loan(9)	14.25% PIK (0.00% Floor)	5/9/2028	$38,517	38,357	38,517	—
Saturn Purchaser Corp.	201 1st Street Petaluma, CA 94952	Aerospace & Defense	First Lien Senior Secured Loan(4)(9)	S + 4.85% (1.00% Floor)	7/22/2030	$13,281	13,186	13,281	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 4.85% (1.00% Floor)	7/22/2030	$—	(57)	—	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
SensorTower	2261 Market Street, Suite 4331, San Francisco, CA 94114	High Tech Industries	Equity Interest(9)	—	—	156	2,400	7,637	—
			First Lien Senior Secured Loan(4)(9)	S + 7.50% (2.00% Floor)	3/15/2029	$11,135	10,999	11,135	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 7.50% (2.00% Floor)	3/15/2029	$—	(13)	—	—
Service Master	12 Continental Blvd, Merrimack, NH 03054	Construction & Building	Equity Interest(9)	—	—	—	—	—	—
			First Lien Senior Secured Loan(9)	S + 5.86% (1.00% PIK) (1.00% Floor)	8/16/2027	$1,573	1,563	1,573	—
			First Lien Senior Secured Loan(9)	S + 5.86% (1.00% PIK) (1.00% Floor)	8/16/2027	$7,589	7,533	7,589	—
			First Lien Senior Secured Loan(9)	S + 6.01% (1.00% PIK) (0.00% Floor)	8/16/2027	$921	914	921	—
			First Lien Senior Secured Loan(9)	S + 5.86% (1.00% PIK) (0.00% Floor)	8/16/2027	$3,167	3,167	3,167	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 6.01% (1.00% PIK) (0.00% Floor)	8/16/2027	$17,303	17,237	17,303	—
			Preferred Equity(9)	—	—	—	169	112	—
Sikich	1415 W. Diehl Rd., Suite 400, Naperville, IL 60563	FIRE: Finance	Preferred Equity(9)	—	—	33	3,307	3,307	—
			Warrants(9)	—	—	2	—	140	—
			Warrants(9)	—	—	5	—	488	—
Simplicity	86 Summit Avenue, Suite 303 Summit, New Jersey 07901	FIRE: Insurance	First Lien Senior Secured Loan(4)(9)	S + 5.00% (0.75% Floor)	12/31/2031	$35,437	35,090	35,082	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (0.75% Floor)	12/31/2031	$1,392	1,350	1,305	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (0.75% Floor)	12/31/2031	$—	(42)	(43)	—
SoftCo	South County Business Park, , Leopardstown, Dublin, D18 N799, Ireland.	Services: Business	Equity Interest(3)(9)	—	—	500	542	652	—
			First Lien Senior Secured Loan(3)(9)	E + 6.50% (1.00% Floor)	2/22/2031	€2,000	2,146	2,162	—
Solairus	201 1st Street, Petaluma, CA 94952	Aerospace & Defense	First Lien Senior Secured Loan - Delayed Draw(5)(9)	—	7/22/2030	$—	(17)	—	—
Solaray, LLC	401 S. Wilcox Street, Castle Rock, CO 80104	Consumer Goods: Non-Durable	First Lien Senior Secured Loan(4)(9)	S + 6.85% (1.00% Floor)	12/15/2025	$28,441	28,441	27,873	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 6.85% (1.00% Floor)	12/15/2025	$13,099	13,083	12,837	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (0.00% Floor)	12/15/2025	$12,052	12,045	12,052	—
Spindrift	55 Chapel St, Newton, MA, 02458	Beverage, Food & Tobacco	Equity Interest(9)	—	—	1	500	501	—
			Subordinated Debt(9)	13.75% PIK (0.00% Floor)	2/19/2033	$1,421	1,380	1,379	—
Spotless Brands	2 Mid America Plaza Suite 450, Oakbrook Terrace, IL 60181	Services: Consumer	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	7/25/2028	$10,896	10,802	10,896	—
Spring Finco BV	Herikerbergweg 88, 1101 CM, Amsterdam	Services: Business	First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	—	7/15/2029	NOK —	—	—	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Stanton Carpet	100 Sunnyside Blvd Ext #100, Woodbury, NY 11797	Consumer Goods: Durable	Second Lien Senior Secured Loan(9)	S + 9.15% (1.00% Floor)	3/31/2028	$11,434	11,297	11,435	—
SunMed Group Holdings, LLC	36 West Route 70, Suite # 214 Marlton, NJ 08053	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(4)(9)	S + 5.60% (0.75% Floor)	6/16/2028	$8,496	8,416	8,496	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.60% (0.75% Floor)	6/16/2027	$—	(5)	—	—
Superna Inc.	104 Schneider Road, Kanata, K2K 1Y2 Ottawa, ON K2K 0E3, Canada	High Tech Industries	Equity Interest(3)(9)	—	—	1,463	1,463	2,722	—
			First Lien Senior Secured Loan(3)(9)	S + 6.50% (1.00% Floor)	3/6/2028	$2,700	2,670	2,700	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	S + 6.50% (1.00% Floor)	3/6/2028	$—	(13)	—	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	S + 6.50% (1.00% Floor)	3/6/2028	$—	(13)	—	—
SureWerx	325 Corporate Dr, Elgin, IL 60123	Wholesale	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.25% (0.75% Floor)	12/28/2029	$535	522	535	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.25% (0.75% Floor)	12/28/2028	$845	828	845	—
			First Lien Senior Secured Loan - Revolver(9)	S + 5.25% (0.75% Floor)	12/28/2028	CAD 23	16	16	—
Surrey Bidco Limited	Brighton Study Centre, 1 Billinton Way, Brighton, East Sussex, England, BN1 4LF	Services: Consumer	First Lien Senior Secured Loan(3)(8)(9)	SONIA + 7.28% PIK (0.00% Floor)	5/11/2026	£68	77	53	—
TA/Weg Holdings	505 North Highway 169, Suite 900, Plymouth, MN	FIRE: Finance	First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.00% (1.00% Floor)	10/2/2028	$2,319	2,315	2,319	—
			First Lien Senior Secured Loan - Delayed Draw(4)(9)	S + 5.00% (1.00% Floor)	10/2/2028	$9,185	9,185	9,185	—
Tangent Technologies Acquisition, LLC	1001 Sullivan Rd, Aurora, IL 60506	Consumer Goods: Durable	Second Lien Senior Secured Loan(9)	S + 9.00% (1.00% Floor)	5/30/2028	$8,915	8,812	8,915	—
Taoglas	4851 Paramount Dr, San Diego, CA 92123	Telecommunications	Equity Interest(9)	—	—	20	20	19	—
			Equity Interest(9)	—	—	2,259	2,259	2,130	—
			First Lien Senior Secured Loan(3)(9)	S + 7.25% (1.00% Floor)	2/28/2029	$447	437	443	—
			First Lien Senior Secured Loan(4)(9)	S + 7.25% (1.00% Floor)	2/28/2029	$595	595	589	—
			First Lien Senior Secured Loan(4)(9)	S + 7.25% (1.00% Floor)	2/28/2029	$9,953	9,879	9,853	—
			First Lien Senior Secured Loan - Revolver(3)(5)(9)	S + 7.25% (1.00% Floor)	2/28/2029	$1,101	1,101	1,087	—
TCFIII Owl Finance, LLC	10100 Dixie Hwy #2414, Village of Clarkston, MI 48348	Capital Equipment	Subordinated Debt(9)	12.00% PIK (0.00% Floor)	1/30/2027	$6,354	6,327	6,354	—
TEI Holdings Inc.	10850 W. Park Place | Suite 250 Milwaukee, WI 53224 USA	Services: Business	First Lien Senior Secured Loan(4)	S + 4.00% (0.50% Floor)	4/9/2031	$2,641	2,629	2,648	—
TES Global	26 Red Lion Square, London, WC1R 4HQ, GB	Services: Business	First Lien Senior Secured Loan - Delayed Draw(3)(9)	SONIA + 5.00% (0.00% Floor)	1/27/2029	£12	15	16	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
TGI Sport Bidco Pty Ltd	Sydney, NSW 2000, Australia	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan(3)(9)	BBSY + 7.00% (0.00% Floor)	4/30/2026	AUD 98	76	61	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	SONIA + 6.12% (0.50% Floor)	6/24/2029	£69	88	89	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 7.11% (0.50% Floor)	4/30/2026	AUD 106	73	73	—
Thrasio, LLC	85 West Street, Suite 4, Walpole, Massachusetts 02081, US	Retail	Equity Interest(9)	—	—	8	777	—	—
			Equity Interest(9)	—	—	70	6,997	—	—
			First Lien Senior Secured Loan(9)	S + 10.26% PIK (1.00% Floor)	6/18/2029	$1,546	1,546	1,546	—
			First Lien Senior Secured Loan(9)	S + 10.26% PIK (1.00% Floor)	6/18/2029	$4,739	4,760	3,934	—
Titan Cloud Software, Inc	4031 Aspen Grove Dr. Franklin, TN 37067	Environmental Industries	Equity Interest(9)	—	—	3,532	3,532	5,184	—
			First Lien Senior Secured Loan(9)	S + 2.00% (4.60% PIK) (0.00% Floor)	9/7/2029	$26,953	26,789	26,953	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 2.00% (4.60% PIK) (0.00% Floor)	9/7/2029	$12,094	12,028	12,094	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 2.00% (4.60% PIK) (0.00% Floor)	9/7/2028	$3,599	3,566	3,599	—
TLC Holdco LP	2149 S Jupiter Rd., Garland, Texas, 75041	Consumer Goods: Durable	Equity Interest(9)	—	—	1,281	1,221	1,540	—
TLC Purchaser, Inc.	2-14-5 Akasaka Plaza Mikado Bldg 3F Minato-Ku, 107-0052 Japan	Consumer Goods: Durable	First Lien Senior Secured Loan(4)(9)	S + 5.76% (1.00% Floor)	10/11/2027	$13,131	12,877	13,131	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.76% (1.00% Floor)	10/11/2027	$—	(27)	—	—
Utimaco	Suite 150, 910 E Hamilton Ave., Campbell, CA, 95008	High Tech Industries	Equity Interest(3)(9)	—	—	2	2,223	2,190	—
			First Lien Senior Secured Loan(3)(9)	E + 6.25% (0.00% Floor)	5/14/2029	€92	98	99	—
			First Lien Senior Secured Loan(3)(9)	S + 6.25% (0.75% Floor)	5/14/2029	$128	127	127	—
			First Lien Senior Secured Loan(3)(9)	S + 6.25% (0.75% Floor)	5/14/2029	$262	260	260	—
			Preferred Equity(3)(9)	—	—	2	2,223	2,190	—
V Global Holdings LLC	201 N Illinois St # 1800 Indianapolis IN 46204	Chemicals, Plastics & Rubber	First Lien Senior Secured Loan(9)	E + 5.75% (0.75% Floor)	12/22/2027	€97	101	101	—
			First Lien Senior Secured Loan(4)(9)	S + 5.90% (0.75% Floor)	12/22/2027	$5,729	5,673	5,557	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.85% (0.75% Floor)	12/22/2027	$7,089	7,055	6,798	—
Ventiv Holdco, Inc.	3350 Riverwood Pkwy 20th floor, Atlanta, GA 30339	High Tech Industries	Equity Interest(9)	—	—	529	2,833	909	—
Vessco Water	8225 Upland Circle Chanhassen, MN 55317	Utilities: Water	First Lien Senior Secured Loan(9)	S + 4.75% (0.75% Floor)	7/24/2031	$2,187	2,170	2,187	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 4.75% (0.75% Floor)	7/24/2031	$879	859	879	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 4.75% (0.75% Floor)	7/24/2031	$—	(10)	—	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
Walker Edison	1553 W 9000 S, West Jordan, Utah 84088	Consumer Goods: Durable	Equity Interest(6)(9)	—	—	60	5,592	—	—
			First Lien Senior Secured Loan(6)(8)(9)	S + 6.90% PIK (1.00% Floor)	3/31/2027	$7,239	6,621	—	—
			First Lien Senior Secured Loan - Delayed Draw(6)(8)(9)	S + 6.90% PIK (0.00% Floor)	3/31/2029	$724	724	724	—
			First Lien Senior Secured Loan - Delayed Draw(6)(8)(9)	S + 6.90% PIK (1.00% Floor)	3/31/2027	$926	873	—	—
			First Lien Senior Secured Loan - Delayed Draw(6)(8)(9)	S + 6.90% PIK (1.00% Floor)	3/31/2027	$2,171	2,044	—	—
			First Lien Senior Secured Loan - Delayed Draw(5)(6)(8)(9)	S + 6.90% PIK (1.00% Floor)	3/31/2029	$398	398	398	—
			First Lien Senior Secured Loan - Revolver(6)(8)(9)	S + 6.40% (1.00% Floor)	3/31/2027	$3,182	3,088	2,370	—
WCI Gigawatt Purchaser	777 Emory Valley Road Oak Ridge, TN 37830	Energy: Electricity	First Lien Senior Secured Loan(4)(9)	S + 6.01% (1.00% Floor)	11/19/2027	$1,408	1,393	1,394	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.86% (1.00% Floor)	11/19/2027	$3,754	3,722	3,703	—
Wealth Enhancement Group	505 Highway 169 N Ste 900 Plymouth, Minnesota 55441	FIRE: Finance	First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	10/4/2028	$—	(34)	—	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	10/2/2028	$7,772	7,694	7,772	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	10/2/2028	$—	(11)	—	—
Webcentral	8, rue Lou Hemmer, L-1748 Senningerberg, Luxembourg	Services: Business	First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 6.25% (0.00% Floor)	12/18/2030	$87	87	87	—
			First Lien Senior Secured Loan - Delayed Draw(3)(9)	S + 6.25% (0.00% Floor)	12/18/2030	€17	18	18	—
			First Lien Senior Secured Loan - Delayed Draw(3)(5)(9)	S + 6.25% (0.00% Floor)	12/18/2030	€1,849	1,761	1,782	—
Whitcraft-Paradigm	967 Parker Street Manchester CT 06042 U.S.A.	Aerospace & Defense	First Lien Senior Secured Loan(4)(9)	S + 6.50% (1.00% Floor)	2/15/2029	$11,762	11,682	11,762	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.50% (1.00% Floor)	2/15/2029	$4,547	4,546	4,547	—
			First Lien Senior Secured Loan - Revolver(5)(9)	P + 5.50% (0.00% Floor)	2/28/2029	$1,460	1,445	1,460	—
WhiteWater Express	106 Vintage Park Blvd, #100 Houston, TX 77070	Services: Consumer	Subordinated Debt(9)	14.00% PIK (0.00% Floor)	3/31/2031	$8,250	8,178	8,178	—
WSP	7820 E Pleasant Valley Rd Independence, OH 44131	Consumer goods: Wholesale	Equity Interest(9)	—	—	—	12	—	—
			Equity Interest(9)	—	—	2,898	2,898	—	—
			First Lien Senior Secured Loan(8)(9)	S + 1.15% (4.00% PIK) (1.00% Floor)	4/27/2028	$3,195	3,103	2,396	—

Name of Portfolio Company	Company Address	Industry	Type of Investment	Interest Rate (1)	Maturity	Par/ Principal/ Shares (10)	Amortized Cost	Fair Value	Percentage of Class Held (2)
			First Lien Senior Secured Loan(8)(9)	8.00% PIK (0.00% Floor)	4/27/2028	$2,084	1,995	—	—
			First Lien Senior Secured Loan - Revolver(5)(8)(9)	8.00% PIK (0.00% Floor)	4/27/2028	$—	(6)	(62)	—
			Preferred Equity(9)	—	—	—	216	—	—
WU Holdco, Inc.	705 Tri-State Parkway Gurnee, IL 60031	Consumer Goods: Non-Durable	First Lien Senior Secured Loan(4)(9)	S + 5.00% (1.00% Floor)	3/26/2027	$36,799	36,666	36,799	—
			First Lien Senior Secured Loan - Delayed Draw(9)	S + 5.00% (1.00% Floor)	3/26/2027	$1,657	1,643	1,657	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (0.00% Floor)	3/26/2027	$3,461	3,447	3,461	—
Zeus Fire & Security	45 West Industrial Boulevard Paoli, PA 19301	Construction & Building	First Lien Senior Secured Loan(9)	S + 5.00% (1.00% Floor)	12/11/2030	$13,420	13,325	13,319	—
			First Lien Senior Secured Loan - Delayed Draw(5)(9)	S + 5.00% (1.00% Floor)	12/11/2030	$176	176	110	—
			First Lien Senior Secured Loan - Revolver(5)(9)	S + 5.00% (1.00% Floor)	12/11/2030	$—	(19)	(20)	—

(1)

The investments bear interest at a rate that may be determined by reference to the Euro Interbank Offered Rate (“EURIBOR” or “E”), the Bank Bill Benchmark Rate (“BKBM”), the Canadian Overnight Repo Rate Average (“CORRA”), the Bank Bill Swap Bid Rate (“BBSY”), the Prime Rate (“Prime” or “P”), the Sterling Overnight Index Average (“SONIA”) or Secured Overnight Financing rate (“SOFR”) which reset daily, monthly, quarterly or semiannually. Investments or a portion thereof may bear Payment-in-Kind (“PIK”). For each, the Company has provided the PIK or the spread over EURIBOR, BKBM, CORRA, BBSY, SONIA, SOFR, or Prime and the current weighted average interest rate in effect at March 31, 2025. Certain investments are subject to a EURIBOR, BKBM, CORRA, BBSY, SONIA, SOFR or Prime interest rate floor.

(2)

This information is based on data made available to us as of March 31, 2025. We have no independent ability to verify this information. Some, if not all, portfolio companies are subject to voting agreements with varied voting rights.

(3)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2025, non-qualifying assets totaled 27.67% of the Company’s total assets.

(4)	Assets or a portion thereof are pledged as collateral for the 2019-1 Issuer. See Note 6 “Debt” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.
(5)	Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee.
(6)	As defined in the 1940 Act, the Company is deemed to be an “Affiliated Investment” of the Company as the Company owns 5% or more of the portfolio company’s securities.
(7)

As defined in the 1940 Act, the Company is deemed to “Control” this portfolio company as the Company either owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

(8)	Loan was on non-accrual status as of March 31, 2025.
(9)

Security valued using unobservable inputs (Level 3). Fair value was determined in good faith by or under the direction of the Board of Trustees, pursuant to the Company’s valuation policy. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

(10)

The principal amount (par amount) for all debt securities is denominated in U.S. dollars, unless otherwise noted. £ represents Pound Sterling, € represents Euro, NOK represents Norwegian Krone, AUD represents Australian Dollar, CAD represents Canadian Dollar and NZ$ represents New Zealand Dollar.

DETERMINATION OF NET ASSET VALUE

In accordance with the procedures adopted by our Board, the NAV per share of our outstanding shares of common stock is determined monthly by dividing the value of total assets minus liabilities by the total number of shares outstanding at the date as of which the determination is made.

We conduct the valuation of our assets, pursuant to which our NAV shall be determined, at all times consistent with U.S. GAAP and the 1940 Act. We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. The fair value of a financial instrument is the amount that would be received in an orderly transaction between market participants at the measurement date. We determine the fair value of investments consistent with our valuation policy. We disclose the fair value of our investments in a hierarchy which prioritizes and ranks the level of market observability used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1—Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

•	Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3—Valuations based on inputs that are unobservable and significant to the fair value measurement.

A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers. Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided.

Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. We evaluate the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), we consider various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered include the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment.

The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.

Investments for which market quotations are readily available are typically valued at such market quotations. Market quotations are obtained from an independent pricing service, where available. If a price cannot be obtained from an independent pricing service or if the independent pricing service is not deemed to be current with the market, certain investments that we hold are valued on the basis of prices provided by principal market makers. Generally, investments marked in this manner are marked at the mean of the bid and ask of the independent broker quotes obtained. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of quotations.

In accordance with Rule 2a-5 of the 1940 Act, the Board has designated the Advisor as the “Valuation Designee.” The Board and the Audit Committee oversee the activities, methodology and processes of the Valuation Designee.

Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value by our Advisor as Valuation Designee based on, among other things, the input of one or more independent valuation firms, subject at all times to the oversight of our Board. With respect to unquoted securities, we value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

The Company has retained one or more independent valuation firms to review the valuation of each of our portfolio investments constituting a material portion of our portfolio for which market quotations are not available at least once during each 12-month period. However, we may exclude from such independent review de minimis investments of less than 1.0% of our total assets (up to an aggregate of 10% of our total assets).

With respect to investments for which market quotations are not readily available, our Board undertakes a multi-step valuation process each quarter, as described below:

•

Our monthly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Advisor responsible for the portfolio investment or by an independent valuation firm;

•	Valuation conclusions are then documented and discussed with our senior management prior to being finalized;

•	Our Board and Audit Committee periodically review the valuation process and provides oversight in accordance with the requirements of Rule 2a-5; and

•	At least once annually, the valuation for each portfolio investment constituting a material portion of our portfolio will be reviewed by an independent valuation firm.

In following this approach, the types of factors that are taken into account in the fair value pricing of investments include, as relevant, but are not limited to: comparison to publicly traded securities, including factors such as yield, maturity and measures of credit quality; the enterprise value of a portfolio company; the nature and realizable value of any collateral; the portfolio company’s ability to make payments and its earnings and discounted cash flows; and the markets in which the portfolio company does business. In cases where an independent valuation firm provides fair valuations for investments, the independent valuation firm provides a fair valuation report, a description of the methodology used to determine the fair value and their analysis and calculations to support their conclusion. We currently conduct this valuation process on a monthly basis.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based on relevant portions of the DGCL and on our Certificate of Incorporation and Bylaws. We refer you to our Certificate of Incorporation and Bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, for a more detailed description of the provisions summarized below.

Capital Stock

General

Under the terms of our Certificate of Incorporation, our authorized stock consists solely of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

The following are our outstanding classes of securities as of March 31, 2025:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000,000	—	64,868,507
Preferred Stock	10,000,000,000	—	—

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, are duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any outstanding preferred stock to elect certain directors, as described below, each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of our directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which, subject to the rights of holders of any outstanding preferred stock to elect certain directors as described below, means that holders of a majority of the outstanding shares of our common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to create and issue one or more series of preferred stock to the extent permitted by the 1940 Act. Prior to the issuance of shares of each class or series of preferred stock, our Board will be required by Delaware law and by our Certificate of Incorporation to set the voting powers, full or limited, and the designations, preferences and relative, participation, optional or other special rights, and the qualifications, limitations or restrictions thereof, for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Stockholders should note, however, that any issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets (or 66 2/3% if certain disclosure and approval requirements are met) after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would be entitled to vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently intend to issue preferred stock during the next 12 months. The issuance of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect our common stock by making an investment in the common stock less attractive.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, our Certificate of Incorporation and Bylaws. Section 145(a) of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of such corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. Section 145 of the DGCL also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 of the DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our Certificate of Incorporation requires us to indemnify to the full extent permitted by Section 145 of the DGCL all persons whom we may indemnify under that section. Our Certificate of Incorporation also provides that expenses incurred by our officers or directors in defending any action, suit or proceeding for which they may be entitled to indemnification under our Certificate of Incorporation shall be paid in advance of the final disposition of such action, suit or proceeding.

Our Certificate of Incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. Section 102(b)(7) of the DGCL provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our Bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL.

As a BDC, we are not permitted to, and will not indemnify our Advisor, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Delaware Anti-takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Classified Board of Directors

Our Certificate of Incorporation provides that our Board, subject to any rights of holders of one or more series of preferred stock to elect additional preferred directors, is divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. The current terms of the first, second and third classes will expire at each annual meeting of our stockholders and, in each case, those directors will serve until their successors are duly elected and qualify or until his or her resignation, removal from office, death or incapacity. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our Bylaws provide that, unless otherwise provided in our Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting of stockholders and entitled to vote at such meeting is required to elect a director. Under our Certificate of Incorporation, our Board may amend the Bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our Certificate of Incorporation provides that the number of directors is set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our Certificate of Incorporation does not), directors on a classified board such as our Board may be removed only for cause. Under our Certificate of Incorporation and Bylaws, subject to the applicable requirements of the 1940 Act and the rights of holders of one or more series of preferred stock, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our remaining directors then in office, even if our remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Action by Stockholders

Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This provision, combined with the requirements by our Certificate of Incorporation regarding the calling of an annual meeting or special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of our Board, (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. Nominations of persons for election to our Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that our Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our Certificate of Incorporation provides that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of our Board, the Chief Executive Officer or our

Board. In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Conflict with 1940 Act

Our Bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our Certificate of Incorporation or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our Certificate of Incorporation provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on our records, with postage thereon prepaid.

DESCRIPTION OF PREFERRED STOCK

In addition to shares of common stock, our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the 1940 Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Any issuance of preferred stock must comply with the requirements of the 1940 Act.

The 1940 Act generally requires that (1) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets less liabilities not represented by indebtedness, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•

the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well As whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative. If we issue shares of preferred stock, holders of such preferred stock will be entitled to receive cash dividends at an annual rate that will be fixed or will vary for the successive dividend periods for each series. In general, the dividend periods for fixed rate preferred stock can range from quarterly to weekly and are subject to extension. We expect the dividend rate to be variable and determined for each dividend period.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common or preferred stock or a specified principal amount of debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form; if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years, (2) the exercise price is not less than the market value of our common stock at the date of issuance, (3) if no such market value exists for our common stock, the exercise price is not less than the then current NAV per share of our common stock (unless the requirements of Section 63 of the 1940 Act are met), (4) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (5) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES

On June 10, 2020, the Company entered into the Note Purchase Agreement with various purchasers, in connection with the Company’s issuance of $150 million aggregate principal amount of its 8.500% senior unsecured notes due 2023, so called the 2023 Notes. The Notes will mature on June 10, 2023. The Notes will bear interest at a rate of 8.500% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. The Company has the right to, at its option, redeem all or a part that is not less than 10% of the Notes (i) prior to June 10, 2022, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Note that is to be prepaid or becomes due and payable pursuant to the Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, and (ii) on or after June 10, 2022, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the certain of the Company’s subsidiaries, financing vehicles or similar facilities. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The sale of the 2023 Notes generated net proceeds of approximately $146.4 million, including an offering discount of $1.5 million and debt issuance costs in connection with the transaction, including fees and commissions, of $2.1 million.

The 2023 Notes will mature on June 10, 2023 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Note Purchase Agreement. The 2023 Notes will bear interest at a rate of 8.50% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. As of March 31, 2022, the Company was in compliance with the terms of the Note Purchase Agreement governing the 2023 Notes.

On July 16, 2021 the Company repurchased $37.5 million of the 2023 Notes at a total cost of $39.5 million. This resulted in a realized loss on the extinguishment of debt of $2.5 million, which included a premium paid of $2.0 million and acceleration of unamortized debt issuance costs and original issue discount of $0.5 million.

On March 10, 2021, the Trustee, entered into the Base Indenture and the First Supplemental Indenture between the Company and the Trustee. The First Supplemental Indenture relates to the Company’s issuance of the March 2026 Notes.

The March 2026 Notes will mature on March 10, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the USB Indenture. The March 2026 Notes bear interest at a rate of 2.950% per year payable semi-annually on March 10th and September 10th of each year, commencing on September 10, 2021. The March 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The net proceeds to the Company from the March 2026 Notes were $294.3 million, after deducting the underwriting discounts and commissions of $4.4 million payable by the Company and offering expenses of $1.3 million payable by the Company.

On October 13, 2021, the Company and the Trustee entered into the Second Supplemental Indenture to the Base Indenture between the Company and the Trustee. The Second Supplemental Indenture relates to the Company’s issuance of the October 2026 Notes.

The October 2026 Notes will mature on October 13, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The October 2026 Notes bear interest at a rate of 2.550% per year payable semi-annually on April 13 and October 13 of each year, commencing on April 13, 2022. The October 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the October 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On February 6, 2025, the Company and the Trustee entered into the Third Supplemental Indenture to the Base Indenture. The Third Supplemental Indenture relates to the Company’s issuance of the March 2030 Notes.

The March 2030 Notes will mature on March 15, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the USB Indenture. The March 2030 Notes bear interest at a rate of 5.950% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2025. The March 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2030 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

We may issue additional debt securities in one or more series. The specific terms of each additional series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered in the United States, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, see “Description of our Debt Securities—Events of Default” for more information. Second, the trustee performs certain administrative duties for us, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities issued pursuant to this prospectus and any accompanying prospectus supplement. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest, you will need to read the indenture. See “Available Information” for information on how to obtain a copy of the indenture.

A prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities and whether or not the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount (“OID”);

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that we are in compliance with our asset coverage ratio, as defined in the 1940 Act. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and any prospectus supplement, or offered debt securities, and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities, or underlying debt securities may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Description of our Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

A prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

If any debt securities are convertible into shares of our common stock, the exercise price for such conversion will not be less than the NAV per share at the time of issuance of such debt securities (unless the majority of our board of directors determines that a lower exercise price is in the best interests of us and our stockholders, a majority of our stockholders (including stockholders who are not affiliated persons of us) have approved an issuance of common stock below the then current NAV per share in the 12 months preceding the issuance, and the exercise price closely approximates the market value of our common stock at the time the debt securities are issued).

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we expect that we will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Description of our Debt Securities—Global Securities—Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Description of our Debt Securities—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•

an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Description of our Debt Securities—Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we are unable to appoint another institution to act as depositary;

•	if we notify the trustee that we wish to terminate that global security; or

•

if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Description of our Debt Securities—Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Description of our Debt Securities—Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series may include any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date;

•

we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs, including certain defaults by any of our significant subsidiaries.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest or in the payment of any sinking or purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”), security, or both, satisfactory to the trustee. If reasonable indemnity and/or security is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no event of default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of our Debt Securities—Modification or Waiver—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•	for OID securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of our Debt Securities—Defeasance—Full Defeasance.” We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Description of our Debt Securities—Indenture Provisions— Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

we may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service, or IRS, ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate certifying compliance with all conditions precedent to defeasance.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Description of our Debt Securities—Indenture Provisions—Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee under the Indenture

U.S. Bank National Association is the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the exercise price or a formula for the determination of the exercise price for such subscription rights;

•	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights would commence, and the date on which such rights will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include securities issued by the U.S. Treasury. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

If a unit includes a share of common stock, the public offering price for the unit will reflect a price per share of common stock that equals or exceeds our then current NAV per share, unless the requirements of Section 63 of the 1940 Act have been satisfied. Section 63 permits us to sell shares of common stock below our then current NAV per share if: (1) the majority of our board of directors approves the offering as being in the best interests of us and our stockholders, (2) a majority of our stockholders (including a majority of our stockholders who are not affiliated persons of us) have approved the issuance of common stock below the then current NAV per share in the 12 months preceding the offering and (3) the offering price closely approximates the market value of the common stock. If the requirements of Section 63 of the 1940 Act are met, the price per share of common stock included in a unit may be below the Company’s then current NAV per share. See “Sales of Common Stock Below Net Asset Value” for more information.

Units may also include warrants to purchase shares of our common stock in the future. We may generally only offer such warrants if (1) the warrants expire by their terms within ten years, (2) the exercise price is not less than the market value of our common stock at the date of issuance, (3) the exercise prices is not less than the then current NAV per share of our common stock (unless the Section 63 requirements are met), (4) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (5) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them have been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

Units may also include subscription rights to purchase shares of our common stock. We will not offer transferable subscription rights in a unit providing for subscription at a price below the then current NAV per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued.

Units may also include debt securities. If such debt securities are convertible into shares of our common stock, the exercise price for such conversion will not be less than the NAV per share of our common stock at the time of issuance of the unit (unless the Section 63 requirements are met).

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DIVIDEND REINVESTMENT PLAN

We have adopted a DRIP that is an “opt out” DRIP. As a result, if our Board declares a cash distribution, then our stockholders who acquire shares of our common stock after our listing and have not elected to “opt out” of our DRIP will have their cash distributions automatically reinvested (net of applicable withholding tax) in additional shares of our common stock as described below. Any stockholders who held shares of our common stock prior to our listing had to opt in to the DRIP.

No action would be required on the part of a registered stockholder who acquired shares of our common stock after our listing on the New York Stock Exchange to have his or her cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for each stockholder to acquire shares in non-certificated form through the plan if such stockholders have not elected to receive their distributions in cash. Those stockholders who hold shares through a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

With respect to each distribution, our Board reserves the right, subject to the provisions of the 1940 Act, to either issue new shares of common stock or to make open market purchases of its shares for the accounts of participants. Following our listing on the New York Stock Exchange, the number of shares of common stock to be issued to a participant will be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of common stock at the close of regular trading on the New York Stock Exchange on the date of such distribution subject to the adjustments described below. The market price per share of common stock on a particular date shall be the closing price for such shares on the New York Stock Exchange on such date or, if no sale is reported for such date, at the average of their reported bid and asked prices. However, if the market price per share exceeds the most recently computed NAV per share, we will issue shares at the greater of (i) the most recently computed NAV per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed NAV per share).

There will be no brokerage or other charges to stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us. Participants may terminate their accounts under the plan by notifying the plan administrator in writing. Such termination will be effective immediately if received by the plan administrator at least three days prior to any distribution date; otherwise such termination or resumption will be effective with respect to subsequent distributions. Following this offering, if a participant elects to sell part or all of his, her or its shares held by the plan administrator and have the proceeds remitted to the participant, such request must first be submitted to the participant’s broker, who will coordinate with the plan administrator and is authorized to deduct a per-share brokerage commission from the sale proceeds.

Stockholders who receive distributions in the form of shares are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash dividends would be reinvested in shares, such stockholder will not receive cash with which to pay applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the stockholder’s basis in the new shares will generally be equal to its fair market value. Any shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

The DRIP may be amended or terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. Upon any termination, the plan administrator will cause the shares of common stock held for a participant under the plan to be delivered to the participant.

Additional information concerning the DRIP may be obtained from the plan administrator by mail at 615 E. Michigan St., Milwaukee, WI 53202 or by phone at (855) 862-6092. Participants who hold their shares through a broker or other nominee should direct correspondence or questions concerning the DRIP to their broker or nominee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pass-through entities (including S-corporations) pension plans and trusts, financial institutions, real estate investment trusts (“REITs”), RICs, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we were to invest in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

We have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid (the “Annual Distribution Requirement”). Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our stockholders in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”).

Taxation as a RIC

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we timely distribute (or are deemed to timely distribute) to stockholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed (or deemed distributed) as dividends to our stockholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

•

diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and (ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (collectively, the “Diversification Tests”).

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities. For the purpose of determining whether the Company satisfies the 90% Income Test and the Diversification Tests described above, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are treated as disregarded as separate from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. Further, in order to calculate the value of our investment in the securities of an issuer for purposes of applying the 25% Diversification Test described above, the Company’s proper proportion of any investment in the securities of that issuer that are held by a member of our “controlled group” must be aggregated with our investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with us if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) we directly own at least 20% or more of the combined voting stock of at least one of the other corporations.

In addition, as a RIC we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year as described above. If we do not meet the Excise Tax Avoidance Requirement, we will be subject to a 4% nondeductible U.S. federal excise tax on the undistributed amount. The failure to meet the Excise Tax Avoidance Requirement will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Any underwriting fees paid to us are not deductible. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.

For federal income tax purposes, we are generally permitted to carry forward a net capital loss in any taxable year to offset our own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that we were to experience an ownership change as defined under the Code, our capital loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Requirements.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections that are intended to maintain our status as a RIC and avoid a fund-level tax.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates (and any applicable U.S. state and local taxes). The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates (as well as any applicable U.S. state and local taxes), we would not be able to deduct dividend distributions to stockholders, nor would such distribution be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.

Although we expect to operate in a manner so as to qualify continuously as a RIC, we or our investment adviser may decide in the future that we should be taxed as a C corporation, even if we would otherwise qualify as a RIC, if we determine that treatment as a C corporation for a particular year would be in our best interest.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Our Investments—General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss

(the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “Material U.S. Federal Income Tax Considerations—Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise realize directly, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be established and used to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

Taxation of U.S. Stockholders

The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “—Taxation of Non-U.S. Stockholders” below.

Distributions

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions paid by us to corporate stockholders generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate stockholders as well as will not be eligible for the corporate dividends received deduction.

Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary dividends from REITs and certain taxable income from publicly traded partnerships through 2025. Treasury regulations allow a RIC to pass through to its U.S. stockholders such taxable ordinary REIT dividends. Accordingly, if we receive taxable ordinary REIT dividends, individual (and certain other non-corporate) stockholders may be able to take advantage of this 20% deduction with respect to any such amounts passed through. However, the Treasury regulations do not provide a mechanism for us to pass through to stockholders income from publicly traded partnerships that would be eligible for such deduction if received directly by the stockholders.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by stockholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares.

Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. A stockholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the stockholder’s basis in the new shares will generally be equal to its fair market value.

Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their pro rata allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we may, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor purchases shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend each year to allocate capital gain dividends, if any, between shares of our common stock and preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.

Dispositions

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares of our common stock for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock or substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. These rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax on Net Investment Income

A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers and $125,000 in the case of married individuals filing a separate return). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common stock, and net gain attributable to the disposition of stock, including our common stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Backup Withholding

Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is not an additional tax and is generally allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Stockholders

The following discussion applies only to non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences to such non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisers before investing in our common stock.

Distributions; Dispositions

Subject to the discussion below, distributions of our “investment company taxable income” to non-U.S. stockholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends received by a non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year), in each case provided we report them as such and certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report a payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. Non-U.S. source interest income is not eligible for exemption from U.S. federal withholding tax, and distributions of non-U.S. source income will be subject to the 30% U.S. withholding tax unless reduced by an applicable tax treaty. In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes.

Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of shares of our common stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States or, in the case of an individual non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Code and Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of the dividends on our common stock to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or is subject to an applicable “intergovernmental agreement” or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.

Tax Shelter Reporting Regulations

If a stockholder recognizes a loss with respect to its shares of common stock in excess of certain prescribed thresholds (generally, $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder in a single taxable year, or a greater loss over a combination of years), the stockholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING

THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE

COMPANY, INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER

TAX CONSEQUENCES OF AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

Our assets are held by U.S. Bank pursuant to a custody agreement. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.

U.S. Bank serves as our transfer agent and dividend disbursing agent. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Since we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, our Advisor will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Advisor does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Advisor generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Advisor may select a broker based partly upon brokerage or research services provided to us, our Advisor and any other accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Advisor determines in good faith that such commission is reasonable in relation to the services provided.

The Amended Investment Advisory Agreement permits our Advisor, subject to review by our Board from time to time, to purchase and sell portfolio securities to and from brokers who provide our Advisor with access to supplemental investment and market research and security and economic analyses. Such brokers may execute brokerage transactions at a higher cost to us than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Brokerage and research services furnished by firms through which we effect our securities transactions may be used by our Advisor in servicing other clients and not all of these services may be used by our Advisor in connection with the client generating the brokerage credits. The fees received under the Amended Investment Advisory Agreement are not reduced by reason of our Advisor receiving such brokerage and research services.

We expect that our portfolio transactions will be generally effected at a net price without a broker’s commission (i.e., a dealer is dealing with us as principal and receives compensation equal to the spread between the dealer’s cost for a given security and the resale price of such security). In certain foreign countries, debt securities are traded on exchanges at fixed commission rates. The Amended Investment Advisory Agreement provides that our Advisor, on occasions when it deems the purchase or sale of a security to be in the best interests of us as well as other customers, to aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased for us with those to be sold or purchased for other customers in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, will be made by our Advisor in the manner it considers to be equitable. In some instances, this procedure may adversely affect the size and price of the position obtainable for us. We have paid no brokerage commissions during the last three fiscal years.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP, New York, NY. In addition, Dechert LLP has, from time to time, represented Bain Capital Credit and our Advisor on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by this prospectus. The registration statement contains additional information about us and our securities being offered by this prospectus.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.baincapitalbdc.com, and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website at http://www.baincapitalbdc.com. You may also obtain such information by contacting us, in writing at: c/o BCSF Advisors, LP, 200 Clarendon Street, 37th Floor, Boston, MA 02116, Attention: Investor Relations, or by telephone (collect) at (617) 516-2350. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Except for the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings (including those made after the date of the filing of this registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all of the securities offered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any applicable prospectus supplement (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

This prospectus and any applicable prospectus supplement will incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025;

•	our quarterly report on Form 10-Q, filed with the SEC on May 5, 2025;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our current report on Form 8-K, filed with the SEC on May 5, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 333-227743), as filed with the SEC on November 14, 2018, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Additional Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$

BAIN CAPITAL SPECIALTY FINANCE, INC.

% Notes due

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

J.P. Morgan

Natixis

SMBC Nikko

    , 2026